================================================================================








                           SECOND AMENDED AND RESTATED

                                  $200,000,000

                              DEBTOR IN POSSESSION

                                CREDIT AGREEMENT

                                      AMONG

                          SAFETY-KLEEN SERVICES, INC.,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                         TORONTO DOMINION (TEXAS), INC.,
                AS GENERAL ADMINISTRATIVE AGENT AND UNDERWRITER,

                      GOLDMAN SACHS CREDIT PARTNERS, L.P.,
                                AS UNDERWRITER,

                                       AND

                      THE CIT GROUP/ BUSINESS CREDIT INC.,
                      AS COLLATERAL AGENT AND UNDERWRITER,

                           DATED AS OF MARCH 22, 2002


================================================================================

                                TABLE OF CONTENTS

                                                                                PAGE


SECTION 1. DEFINITIONS.............................................................2
         1.1 Defined Terms.........................................................2
         1.2 Other Definitional Provisions........................................21

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS.......................................21
         2.1 Revolving Credit Commitments.........................................21
         2.2 Procedure for Revolving Credit Borrowing.............................22
         2.3 Repayment of Revolving Credit Loans; Evidence of Debt................23
         2.4 Termination or Reduction of Revolving Credit Commitments.............23
         2.5 Funding Mechanisms During Borrower Notification Period...............24

SECTION 3. LETTERS OF CREDIT......................................................24
         3.1 L/C Commitments......................................................24
         3.2 Procedure for Issuance of Letter of Credit...........................25
         3.3 Commissions, Fees and Other Charges..................................26
         3.4 L/C Participations...................................................26
         3.5 Reimbursement Obligation of the Borrower.............................27
         3.6 Obligations Absolute.................................................28
         3.7 Letter of Credit Payments............................................28
         3.8 Applications.........................................................29

SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT...........29
         4.1 Commitment Fee.......................................................29
         4.2 Optional Prepayments.................................................29
         4.3 Mandatory Prepayments and Commitment Reductions......................30
         4.4 Conversion and Continuation Options..................................32
         4.5 Minimum Amounts of Tranches..........................................33
         4.6 Interest Rates and Payment Dates.....................................33
         4.7 Computation of Interest and Fees.....................................34
         4.8 Inability to Determine Interest Rate.................................35
         4.9 Pro Rata Treatment and Payments......................................35
         4.10 Illegality..........................................................37
         4.11 Requirements of Law.................................................38
         4.12 Taxes...............................................................39
         4.13 Indemnity...........................................................41
         4.14 Change of Lending Office; Replacement Lender........................41

SECTION 5. REPRESENTATIONS AND WARRANTIES.........................................42
         5.1 Accuracy of Information, etc.........................................42
         5.2 No Change............................................................42
         5.3 Corporate Existence; Compliance with Law.............................43

                                                                                PAGE

         5.4 Corporate Power; Authorization; Enforceable Obligations..............43
         5.5 No Legal Bar.........................................................43
         5.6 No Material Litigation...............................................43
         5.7 No Default...........................................................44
         5.8 Ownership of Property; Liens.........................................44
         5.9 Intellectual Property................................................44
         5.10 No Burdensome Restrictions..........................................44
         5.11 Taxes...............................................................44
         5.12 Federal Regulations.................................................45
         5.13 ERISA...............................................................45
         5.14 Investment Company Act; Other Regulations...........................45
         5.15 Affiliates..........................................................45
         5.16 Purpose of Loans....................................................45
         5.17 Environmental Matters...............................................46
         5.18 Security Documents..................................................47
         5.19 Bank Accounts.......................................................47

SECTION 6. CONDITIONS PRECEDENT...................................................47
         6.1 Conditions to Initial Extensions of Credit...........................47
         6.2 Conditions to Extension of Credit....................................49

SECTION 7. AFFIRMATIVE COVENANTS..................................................51
         7.1 Financial Statements.................................................51
         7.2 Certificates; Other Information......................................51
         7.3 Collateral Reports...................................................53
         7.4 Collateral Audit.....................................................53
         7.5 Conduct of Business and Maintenance of Existence.....................54
         7.6 Maintenance of Property; Insurance...................................54
         7.7 Inspection of Property; Books and Records; Discussions...............54
         7.8 Notices..............................................................54
         7.9 Environmental Laws...................................................55
         7.10 Further Assurances..................................................56
         7.11 Interest Escrow Account.............................................56
         7.12 Chief Executive Officer.............................................57

SECTION 8. NEGATIVE COVENANTS.....................................................57
         8.1 Proceeds of Revolving Credit Loans...................................57
         8.2 Limitation on Indebtedness...........................................57
         8.3 Limitation on Liens..................................................58
         8.4 Limitation on Guarantee Obligations..................................59
         8.5 Limitation on Fundamental Changes....................................59
         8.6 Limitation on Disposition of Assets..................................59
         8.7 Limitation on Dividends..............................................60
         8.8 Limitation on Investments, Loans and Advances........................60
         8.9 Limitation on Transactions with Affiliates...........................61
         8.10 Limitation on Sales and Leasebacks..................................61
         8.11 Limitation on Changes in Fiscal Year................................61

                                                                                PAGE
         8.12 Limitation on Lines of Business.....................................62
         8.13 Chapter 11 Claims; Payment of Pre-Petition Date Claims..............62
         8.14 Reclamation Claims; Bankruptcy Code Section 546(g) Agreements.......62
         8.15 Employment Arrangements.............................................62

SECTION 9. EVENTS OF DEFAULT......................................................62

SECTION 10. THE GENERAL ADMINISTRATIVE AGENT AND COLLATERAL AGENT.................65
         10.1 Appointments........................................................65
         10.2 Delegation of Duties................................................66
         10.3 Exculpatory Provisions..............................................66
         10.4 Reliance by General Administrative Agent and Collateral Agent.......66
         10.5 Notice of Default...................................................67
         10.6 Non-Reliance on the General Administrative Agent, Collateral Agent
              and Other Lenders...................................................67
         10.7 Indemnification.....................................................68
         10.8 Agents in Their Respective Individual Capacities....................68
         10.9 Successor Agent.....................................................68

SECTION 11. MISCELLANEOUS.........................................................69
         11.1 Amendments and Waivers..............................................69
         11.2 Notices.............................................................70
         11.3 No Waiver; Cumulative Remedies......................................72
         11.4 Survival of Representations and Warranties..........................72
         11.5 Payment of Expenses and Taxes.......................................72
         11.6 Successors and Assigns; Participations and Assignments..............73
         11.7 Adjustments; Set-off................................................76
         11.8 Counterparts........................................................76
         11.9 Severability........................................................77
         11.10 Integration........................................................77
         11.11 GOVERNING LAW......................................................77
         11.12 Submission To Jurisdiction; Waivers................................77
         11.13 Acknowledgments....................................................78
         11.14 WAIVER OF JURY TRIAL...............................................78
         11.15 Confidentiality....................................................78

                                     -iii-

SCHEDULES

1.1A        Commitments of Lenders
1.1B        Addresses for Notices
1.1C        Blocked Accounts
1.1D        Tranche B Available Commitment Amount
3.1(b)      Schedule `B' Sites and Yellow Schedule `C' Sites
5.6         Litigation
5.8         Existing Liens
5.9         Intellectual Property Matters
5.11        Tax Matters
5.15        Affiliates
5.17        Environmental Matters
6.2(e)      Prepetition Financial Assurances
7.2(c)      IT Projects
8.2(b)      Existing Indebtedness
8.3(f)      Existing Liens
8.4(a)      Existing Guarantee Obligations
8.6         Permitted Asset Dispositions
8.8         Existing Investments



EXHIBITS

A           Form of Amended and Restated Guarantee and Collateral Agreement
B           Form of Borrowing Base Certificate
C-1         Form of Note for Tranche A Revolving Credit Loans
C-2         Form of Note for Tranche B Revolving Credit Loans
D           Form of Closing Certificate
E           Form of Borrowing Certificate
F           Form of Final Order
G           Form of Assignment and Acceptance
H           Form of Intercreditor Agreement
I           Form of Cash Collateral Agreement

                  AMENDED AND RESTATED DEBTOR IN POSSESSION CREDIT AGREEMENT, initially dated as of June 11, 2000, as amended and restated as of July 19, 2000, and as further amended and restated as of March 22, 2002, among SAFETY-KLEEN SERVICES, INC., a Delaware corporation (the "Borrower"), the financial institutions or entities from time to time parties to this Agreement (the "Lenders"), THE TORONTO-DOMINION BANK and TORONTO-DOMINION (TEXAS), INC., as letter of credit issuing banks (as hereinafter defined, the "Issuing Lenders"), TORONTO DOMINION (TEXAS), INC., as administrative agent (as hereinafter defined, the "General Administrative Agent") and underwriter, GOLDMAN SACHS CREDIT PARTNERS, L.P. ("GSCP") as an underwriter, and THE CIT GROUP/ BUSINESS CREDIT INC. ("CIT"), as collateral agent and underwriter (the "Collateral Agent"; collectively with GSCP (as defined below) and the General Administrative Agent, the "Underwriters").

                               W I T N E S S E T H

                  WHEREAS, on June 9, 2000 (the "Petition Date"), the Borrower, its sole shareholder, Safety-Kleen Corp., a Delaware corporation ("Holdings"), and the wholly owned subsidiaries of the Borrower incorporated under the laws of the United States of America (the "Subsidiaries"; collectively with Holdings, the "Guarantors") filed voluntary petitions under Section 301 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") initiating their Chapter 11 cases (the "Cases") and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

                  WHEREAS, the Borrower and the Underwriters entered into the Amended and Restated Credit Agreement dated as of July 19, 2000 (the "Existing DIP Credit Agreement"), among the Borrower, the financial institutions or entities from time to time parties to thereto ("Existing Lenders"), and the General Administrative Agent, which authorized extensions of credit up to $100,000,000 ("Existing Facility"), of which approximately $75,000,000 is currently outstanding;

                  WHEREAS, the Borrower has requested (i) that the Existing Lenders amend and restate the Existing DIP Credit Agreement to continue to make available $75,000,000 of the Existing Facility and (ii) other financial institutions or entities make available extensions of credit up to $125,000,000, such that revolving credit loans and letter of credit facilities shall be available in an aggregate principal amount not to exceed $200,000,000 (inclusive of (a) a $75,000,000 sublimit for the issuance of Tranche A Letters of Credit (as hereinafter defined) and (b) a $50,000,000 sublimit for the issuance of Tranche B Letters of Credit (as hereinafter defined)), guaranteed by the Guarantors, the proceeds of which will be used (a) for working capital and capital expenditures of the Borrower and the Subsidiaries, (b) for payment of Chapter 11 expenses, including professional fees and (c) the payment of interest, fees and expenses hereunder, in each case subject to the terms of this Agreement, the orders entered from time to time by the Bankruptcy Court, the FY02 Budget (as hereinafter defined) and the FY03 Budget (as hereinafter defined);

                  WHEREAS, to provide security for the repayment and reimbursement of the extensions of credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors shall provide to the General Administrative Agent (for the benefit of the General Administrative Agent, the Collateral Agent and the Lenders (in such order of priority among the Lenders as determined in accordance with the Intercreditor Agreement)), pursuant to this Agreement, the Guarantee and Collateral Agreement and the Final Order, security interests in collateral as provided in the Final Order;

                  WHEREAS, all of the claims and the Liens granted hereunder and under the Guarantee and Collateral Agreement (as hereinafter defined) and the Final Order (as hereinafter defined) to the General Administrative Agent and the Lenders shall be subject to the Carve-Out (as hereinafter defined);

                  WHEREAS, the Tranche A Lenders (as hereinafter defined) are willing to continue to make available $75,000,000 of the Existing Facility and the Tranche B Lenders (as hereinafter defined) are willing to make available the Tranche B Revolving Facility in the amount of $125,000,000, upon and subject to the terms and conditions hereinafter set forth;

                  WHEREAS, the Borrower, the Lenders and the Underwriters desire to amend and restate the Existing DIP Credit Agreement as hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree that, on the Closing Date, the Existing DIP Credit Agreement shall be amended and restated in its entirety as follows:

                             SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Accounts": as defined in the Guarantee and Collateral Agreement.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Second Amended and Restated Debtor in Possession Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": on any day, (a) for Base Rate Loans under the Tranche A Revolving Facility, 1.00%, (b) for LIBOR Loans, 3.00% and
         (c) for Tranche B Revolving Credit Loans, 7.25%. Beginning September 1, 2002, the Applicable Margin for Tranche B Revolving Credit Loans shall increase monthly, on the first day of each calendar month, by .5% per annum.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                  "Approved Fund": with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Asset Sale": any Disposition of assets or series of related Dispositions of assets, excluding any Disposition of assets permitted by Section 8.6.

                  "Assignee":  as defined in Section 11.6(c).

                  "Bankruptcy Code": the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C.ss.ss.101 et seq.

                  "Bankruptcy Court": as defined in the Recitals to this Agreement.

                  "Base Rate": a rate per annum determined by the General Administrative Agent on a daily basis, equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus one half of one percent (.50 of 1%) per annum.

                  "Base Rate Loan": any Loan the rate of interest applicable to which is based upon the Base Rate.

                  "Bi-Monthly Report": a bi-monthly report (reasonably satisfactory to the General Administrative Agent) on the implementation of the IT Projects, comprising, but not limited to, (i) a monthly budget for all costs associated with any and all IT Projects and (ii) a timeline detailing completion dates for each IT Project.

                  "Blocked Account": any bank account of a Loan Party that is subject to irrevocable written instructions from the Borrower satisfactory to the Collateral Agent (which will require, in the case of the bank accounts listed on Schedule 1.1C, that the several banks at which such accounts are maintained enter into Blocked Account Agreements) to transfer all funds collected therein directly or indirectly through other bank accounts of such Loan Party to the Concentration Account.

                  "Blocked Account Agreement": the Blocked Account Agreement, dated as of August 11, 2000, as amended, by and among the General Administrative Agent, the Collateral Agent, the Borrower and the bank party thereto.

                  "Blue Business": the Borrower's Chemical Services Division.

                  "Blue Business Net Proceeds": in connection with the Blue Business Sale, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of the Blue Business Sale, net of attorneys' fees, accountants' fees, investment banking fees, other professional fees, fees and interest payments previously paid hereunder after the Closing Date and any projected fees and interest payments due hereunder until the Termination Date, including such fees and interest payments due on or prior to the Termination Date, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such the Blue Business Sale or pursuant to the Final Order (other than any Lien pursuant to a Security Document) and other fees and expenses associated with or actually incurred or to be incurred in connection therewith (including, without limitation, workman's compensation payments, disability insurance, environmental penalties, working capital adjustments, costs incurred to cure defaults under contracts and severance payments) and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) but including the amount of intercompany Indebtedness, if any, repaid to any Loan Party as part of the Blue Business Sale; provided, that (i) none of such proceeds shall constitute Blue Business Net Proceeds until the earlier of (A) the date all related working capital adjustments have been made or (B) 180 days after the consummation of the Blue Business Sale (such date, the "Blue Business Net Proceeds Release Date") and (ii) from the date of consummation of the Blue Business Sale until all related working capital adjustments have been made, all cash proceeds (net of any deductions permitted above in respect of fees, expenses and other payments made on or before the date of such dispositions) of the consummation of the Blue Business Sale shall be held in an escrow account (the "Blue Business Escrow Account"). Upon a reasonable request in writing signed by a Responsible Officer of the Borrower to the General Administrative Agent, amounts shall be released from the Blue Business Escrow Account to the Borrower for uses consistent with the definition of "Blue Business Net Proceeds". On the Blue Business Net Proceeds Release Date, amounts necessary to pay projected fees and interest payable hereunder until the Termination Date shall be transferred to the Interest Escrow Account.

                  "Blue Business Sale": the Disposition of the Blue Business.

                  "Board": the Board of Governors of the Federal Reserve System.

                  "Borrower": as defined in the Preamble to this Agreement.

                  "Borrower Notice": a written notice transmitted from time to time by the Underwriters (or, if requested by Bank One, NA, the Underwriters shall be required to transmit a Borrower Notice on its behalf) to the Borrower and the bank where the Concentration Account is maintained, designating the Payment Account; provided, that no such Borrower Notice shall be transmitted or enforced unless (i) Loans are at such time outstanding or Letters of Credit have been issued but not cash collateralized and (ii) either a Default or Event of Default has occurred and is continuing or the cash management and deposit accounts of the Borrower maintained at Bank One, NA are in an overdraft position; and provided, further, that, if no Default or Event of Default has occurred and is continuing and the cash management and deposit accounts of the Borrower maintained at Bank One, NA are not in an overdraft position, any outstanding Borrower Notice shall be suspended by the Underwriters and any amounts in the

         Payment Account (which had not been applied to cover any overdraft position, if applicable) shall be transferred to the Concentration Account until such time as a new Borrower Notice is delivered in accordance with the terms hereof.

                  "Borrower Notification Date": the Business Day (which shall be no earlier than the third Business Day after the date of transmittal of the related Borrower Notice) specified in a Borrower Notice.

                  "Borrower Notification Period": the period from and including a Borrower Notification Date until the related Borrower Notice is suspended by the Underwriters.

                  "Borrowing Base": on any date of determination, the amount determined by the Underwriters in their reasonable judgment by reference to the most recent Borrowing Base Certificate delivered pursuant to this Agreement, equal to the lesser of (i) the aggregate cash collections from Eligible Account Debtors for the five weeks immediately preceding such date of determination and (ii) 75% of the sales to Eligible Account Debtors in the five weeks immediately preceding such date of determination, subject to such other reserves as the Underwriters in their reasonable judgment may establish from time to time.

                  "Borrowing Base Certificate": a borrowing base certificate substantially in the form of Exhibit B with such changes as the Underwriters, in their sole discretion, may approve.

                  "Borrowing Base Shortfall": shall occur at any time when the aggregate outstanding principal amount of the Tranche A Revolving Credit Loans exceeds the Borrowing Base then in effect by 10% or less.

                  "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Budget": the FY02 Budget and/or FY03 Budget, as the context requires.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to close; provided that when such term is used with respect to notices and determinations in connection with, and payments of principal of, and interest on, LIBOR Loans, any day which is a Business Day in New York City and which is also a day on which trading by and between banks in Dollar deposits may be carried out in the London interbank eurodollar market.

                  "Canadian Subsidiaries": the collective reference to all direct or indirect subsidiaries of Holdings domiciled in or incorporated under the laws of Canada.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Carve-Out": as defined in Section 4.3 of the Guarantee and Collateral Agreement.

                  "Cases": as defined in the Recitals to this Agreement.

                  "Cash Collateral Account": as defined in Section 4.2(b).

                  "Cash Collateral Agreement": a Cash Collateral Agreement, substantially in the form of Exhibit I, between a Tranche B Lender and the Issuing Lender.

                  "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
         (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Closing Date": the date on which the conditions precedent to the making of the initial Extension of Credit set forth in Section 6.1 shall be satisfied.

                  "Co-Arrangers": TD Securities (USA) Inc. and GSCP, as co-arrangers of the Revolving Credit Commitments.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document or the Final Order.

                  "Collateral Agent": as defined in the Preamble to this Agreement.

                  "Commitment Period": the period from and including the Closing Date to the Termination Date.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Concentration Account": the account, No. 1064716, established by the Borrower under the sole and exclusive control of the General Administrative Agent, or the Collateral Agent as its designee, maintained at the office of Bank One, N.A. (formerly known as The First National Bank of Chicago) designated as the "Safety-Kleen Services, Inc. Concentration Account" or other similar title, which shall be used for the daily concentration of all funds received by the Borrower or any Guarantor from the operation of their businesses.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Disbursement Account": the account of the Borrower maintained at the office of The Toronto-Dominion Bank at 909 Fannin Street, Suite 1700, Houston, TX 77010 into which all Loan proceeds are to be deposited.

                  "Disposition": with respect to any asset, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Elgin Building": the real estate, and any improvements thereon, owned by Safety-Kleen Systems, Inc. and located at 1000 Randall Road, Elgin, Illinois.

                  "Eligible Account Debtors": at a particular date, the account debtors in respect of all Accounts of any Loan Party arising in the ordinary course of business, other than:

                  (a) an Affiliate or employee of any Loan Party;

                  (b) an account debtor which has commenced, or has had commenced against it, a proceeding or case seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such obligor or of all or any substantial part of its property, or (iii) similar relief in respect of such obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or an order for relief against such obligor shall be entered in an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or similar laws; and

                  (c) an account debtor located outside the United States of America (including, without limitation, its commonwealth, territories and possessions), unless it has provided standby letters of credit or other instruments (in form and substance reasonably satisfactory to the Underwriters) issued or confirmed by, and payable at, banks satisfactory to the Underwriters having a place of business in the United States of America and payable in Dollars, which letters of credit are assigned or issued for the benefit of and delivered to the Underwriters.

                  "Environmental Laws": any and all laws (including, without limitation, all common and civil law), rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement of any foreign government, the United States, or any state, provincial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Letters of Credit": as defined in Section
         3.1(a).

                  "Environmental Permits": any and all permits, licenses, registrations, approvals, notifications, exemptions and any other authorization required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Business Day": any day on which banks are open for dealings in dollar deposits in the London interbank market.

                  "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Cash": cash or Cash Equivalents of Holdings, the Borrower and any of the Subsidiaries of the Borrower aggregating in excess of $20,000,000 (excluding cash or Cash Equivalents in the Blue Business Escrow Account, in the Interest Escrow Account, securing Letters of Credit or securing financial assurances and performance bonds permitted to be secured by Section 8.3(d)); provided that, in determining "Excess Cash", the amounts to be paid under checks and wire transfers which have not cleared the account of the Loan Party will not be considered in such calculation.

                  "Extension of Credit": as to any Lender, the making of a Loan by such Lender, or the issuance of (or acquisition of a participating interest in) any Letter of Credit. It is expressly understood and agreed that the continuations of Loans as LIBOR Loans or Base Rate Loans or conversions of one Type of Loan to another pursuant to Section
         4.4 do not constitute new Extensions of Credit for purposes of this Agreement.

                  "Facility": each of (a) the Tranche A Revolving Credit Commitment and the extensions of credit made thereunder (the "Tranche A Revolving Facility") and (b) the Tranche B Revolving Credit Commitment and the extensions of credit made thereunder (the "Tranche B Revolving Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the General Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Fee Letter": the fee letter, dated as of March 22, 2002, between the Borrower and the General Administrative Agent.

                  "Final Order": the order of the Bankruptcy Court dated as of March 20, 2002, entered in the Cases after a final hearing under Bankruptcy Rule 4001(c)(2) granting final approval of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby and granting the Liens and Super-Priority Claims in favor of the General Administrative Agent and the Lenders, which shall be nonappealable and in form and substance reasonably satisfactory to the General Administrative Agent.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America.

                  "FY02 Budget": a detailed monthly budget dated August 29, 2001 and updated on January 17, 2002, covering the period from the Closing Date through August 31, 2002.

                  "FY03 Budget": a detailed monthly budget, substantially in the form of the FY02 Budget (or as otherwise mutually agreed to by the General Administrative Agent, the Borrower and Lenders holding more than 50% of the total Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the aggregate principal (or face) amount of all Extensions of Credit then outstanding), for the periods (a) from September 1, 2002 through and including October 31, 2002, together with a reasonably detailed estimate of the amount of financing required for the Borrower to emerge from bankruptcy on October 31, 2002, such budget and such estimate to be pro forma for the Blue Business Sale as of August 31, 2002 and the consummation of a Plan of Reorganization for the Yellow Business as of October 31, 2002 and (ii) from October 31, 2002 through and including August 31, 2003.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Administrative Agent": Toronto Dominion (Texas) Inc., together with its affiliates, as a co-arranger of the Revolving Credit Commitments and as administrative agent for the Lenders under this Agreement and the other Loan Documents, and any successor thereto pursuant to Section 10.9.

                  "GSCP": Goldman Sachs Credit Partners, L.P., as a co-arranger and an Underwriter.

                  "Governmental Authority": any nation or government, any state, provincial or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Collateral Agreement": the Second Amended and Restated Guarantee and Collateral Agreement, substantially in the form of Exhibit A, as amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent,
         (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and
         (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. For avoidance of doubt, Guarantee Obligations will not include obligations of Holdings and its Subsidiaries incurred in the ordinary course of business to indemnify customers in connection with business services provided by Holdings or its Subsidiaries.

                  "Guarantor": as defined in the Recitals to this Agreement.

                  "Holdings": as defined in the Recitals to this Agreement.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
         (d) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities (other than obligations in respect of performance bonds and letters of credit in the nature of performance bonds), (e) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (f) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (e) above and (g) all obligations of the kind referred to in clauses (a) through
         (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intercreditor Agreement": a Collateral Agency and Intercreditor Agreement, substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Interest Determination Date": with respect to any Interest Period for LIBOR Loans, the date which is two Eurodollar Business Days prior to the first day of such LIBOR Interest Period.

                  "Interest Escrow Account": the interest escrow account established by the Borrower no later than the Closing Date, in the name of the General Administrative Agent, containing at least $5,000,000 in immediately available funds as of the Closing Date and used as set forth in Section 4.6(e).

                  "Interest Payment Date": (a) as to any Base Rate Loan the last Business Day of each calendar month and (b) as to any LIBOR Loan, the last day of the Interest Period related thereto.

                  "Interest Period": with respect to any LIBOR Loan:

                  (a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Loan and ending one month thereafter; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one month thereafter;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and

                           (2) any Interest Period that would otherwise extend
                  beyond the Termination Date shall end on the Termination Date; and

                           (3) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Settlement Period": during the Borrower Notification Period, (a) with respect to Base Rate Loans, each calendar month, and
         (b) with respect to each set of LIBOR Rate Loans having the same Interest Period, such Interest Period.

                  "Investment Grade Entity": any Tranche B Lender that (as determined conclusively by The Toronto-Dominion Bank) either (i) is wholly-owned by an entity having senior unsecured debt ratings at least as high as BBB- by S&P and Baa3 by Moody's or (ii) itself has senior unsecured debt ratings at least as high as BBB- by S&P and Baa3 Moody's.

                  "Issuance Date": any Business Day specified in a notice pursuant to Section 3.2 as a date on which an Issuing Lender is requested to issue a Letter of Credit hereunder.

                  "Issuing Lender": with respect to each Letter of Credit, either of The Toronto-Dominion Bank or Toronto-Dominion (Texas), Inc., (as determined between them) as the issuer of such Letter of Credit.

                  "IT Projects": each of the information technology projects listed on Schedule 7.2(c).

                  "L/C Fee Payment Date": the last day of each calendar month.

                  "L/C Lenders": the collective reference to the Tranche A L/C Lenders and the Tranche B L/C Lenders.

                  "L/C Obligations": the collective reference to Tranche A L/C Obligations and Tranche B L/C Obligations.

                  "Leaseholds": leaseholds of any Loan Party in real property that is not used for the treatment, storage or disposal of Materials of Environmental Concern.

                  "Lenders": as defined in the Recitals to this Agreement.

                  "Letters of Credit": the collective reference to the Tranche A Letters of Credit and the Tranche B Letters of Credit.

                  "LIBOR Loan": any Loan the rate of interest applicable to which is based upon the LIBOR Rate.

                  "LIBOR Rate": with respect to a LIBOR Loan for the relevant Interest Period, the rate per annum determined by the General Administrative Agent as follows:

                  (a) on the Interest Determination Date relating to such Interest Period, the General Administrative Agent shall obtain the offered quotation(s) for U.S. Dollar deposits for a period comparable to such Interest Period that appear on the Reuters' Screen as of 11:00 a.m., London time. If at least two such offered quotations appear on the Reuters' Screen, the LIBOR Rate shall be the arithmetic average (rounded up to the nearest 1/16th of 1%) of such offered quotations, as determined by the General Administrative Agent;

                  (b) if the Reuters' Screen is not available or has been discontinued, the LIBOR Rate shall be the rate per annum determined by the LIBOR Reference Bank as the rate at which deposits in U.S. Dollars are offered to such Reference Banks in the London interbank market at 11:00 a.m., London time, on the Interest Determination Date in the approximate amount of the LIBOR Reference Bank's relevant LIBOR Loan and having a maturity approximately equal to the relevant LIBOR Interest Period; and

                  (c) if the General Administrative Agent is not able to obtain quotations for the determination of the LIBOR Rate pursuant to subsection (a) or (b) above, the LIBOR Rate shall be the rate per annum which the General Administrative Agent in good faith determines to be the arithmetic average (rounded as aforesaid) of the offered quotations for U.S. Dollar deposits in an amount comparable to the General Administrative Agent's share of the relevant amount in respect of which the LIBOR Rate is being determined for a period comparable to the relevant LIBOR Interest Period that leading banks in New York City selected by the General Administrative Agent are quoting at 11:00 a.m., New

         York City time, on the Interest Determination Date in the New York interbank market to major international banks.

                  "LIBOR Reference Bank": The Toronto-Dominion Bank.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": the collective reference to this Agreement, any Notes, the Applications, the Blocked Account Agreements, the Intercreditor Agreement and the Security Documents; individually a "Loan Document".

                  "Loan Parties": the collective reference to the Borrower and each Guarantor; individually a "Loan Party".

                  "Material Adverse Effect": (a) a material adverse effect on
         (i) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and the Guarantors taken as a whole, (ii) the ability of the Borrower and the Guarantors, taken as a whole, to perform the obligations under the Final Order and the Loan Documents,
         (iii) the ability of the Borrower and the Guarantors taken as a whole to reorganize as a going concern under Chapter 11 of the Bankruptcy Code, (iv) the validity or enforceability of the Final Order or any of the Loan Documents, (v) the rights and remedies of the Lenders and the General Administrative Agent under the Final Order and the Loan Documents or (vi) timely payment of the principal of or interest on the Loans, outstanding Letters of Credit or other amounts payable in connection therewith, (b) failure to provide the FY03 Budget to the General Administrative Agent by August 31, 2002 or (c) the failure to consummate the Blue Business Sale prior to October 15, 2002; provided, that the shutdown of the business of Safety-Kleen (Pinewood), Inc., taken alone and expressly excluding any legislative, administrative or judicial action in respect thereof, shall not constitute a Material Adverse Effect.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, biohazards, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "Maturity Date": the date determined pursuant to clause (a) of the definition of Termination Date.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event or pursuant to the Final Order (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) but including in the case of any Asset Sale the amount of intercompany Indebtedness, if any, repaid to any Loan Party as part of such Asset Sale; provided that the following shall not constitute Net Cash Proceeds: (i) up to $6,237,575 of any proceeds realized from the sale of the Elgin Building, (ii) an amount equal to the amount of fees and interest payments previously paid hereunder after the Closing Date and (iii) any proceeds realized from the sale of the Elgin Building and the 3E Sale which are deposited into the Interest Escrow Account.

                  "Non-Excluded Taxes": as defined in Section 4.12.

                  "Notes": the promissory notes for the Tranche A Revolving Credit Loans of the Borrower, substantially in the form of Exhibit C-1, and the promissory notes for the Tranche B Revolving Credit Loans of the Borrower, substantially in the form of Exhibit C-2, as applicable, each payable to the order of a Lender.

                  "Obligations": as defined in the Guarantee and Collateral Agreement.

                  "Participant": as defined in Section 11.6(b).

                  "Payment Account": the bank account of the Collateral Agent designated in the written notice from the Underwriters referred to in the definition of Borrower Notice.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Person": an individual, partnership, corporation, business trust, joint stock Borrower, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Petition Date": as defined in the Recitals to this Agreement.

                  "PIK Interest Rate": as defined in 4.6(c).

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Plan of Reorganization": a Chapter 11 plan of reorganization in any of the Cases.

                  "Prepetition Agent": the general administrative agent under the Prepetition Credit Agreement.

                  "Prepetition Collateral": all property securing the Prepetition Obligations.

                  "Prepetition Credit Agreement": the Amended and Restated Credit Agreement, dated as of April 3, 1998, among the Borrower, Safety-Kleen (Canada) Ltd., the Prepetition Lenders, Toronto Dominion (Texas), Inc., as general administrative agent, The Toronto-Dominion Bank, as Canadian administrative agent, TD Securities (USA) Inc., as arranger, The Bank of Nova Scotia, Bank of America, Bank One, N.A., and Wachovia Bank, N.A., as managing agents, the Bank of Nova Scotia and Bank One, N.A., as co-documentation agent, and Bank of America, as syndication agent, as amended, supplemented or otherwise modified from time to time.

                  "Prepetition Lenders": collectively, the financial institutions and other entities from time to time parties to the Prepetition Credit Agreement.

                  "Prepetition Obligations": the aggregate outstanding principal amount of the loans and other financial accommodations made under or pursuant to the Prepetition Credit Agreement, and all accrued but unpaid interest and fees, costs and other charges payable to the agents or the Prepetition Lenders under or pursuant to the Prepetition Credit Agreement and all obligations owing by any Loan Party to any Prepetition Lender under any Hedging Agreement entered into before the Petition Date and all interest, fees, costs, other charges or other obligations that may accrue after the Petition Date (whether or not allowed as a claim in the Cases).

                  "Prime Rate": the prime commercial lending rate of The Toronto-Dominion Bank as in effect from time to time in New York City for loans in U.S. Dollars, such rate to be adjusted on and as of the effective date of any change in the Prime Rate. The Prime Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest on the unpaid principal amount of the Loans on the Prime Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

                  "Principal Settlement Period": initially, the period from and including a Borrower Notification Date to and including the last day of the calendar week in which such Borrower Notification Date falls, and thereafter, each succeeding calendar week.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries in excess of $5,000,000 in the aggregate.

                  "Register": as defined in Section 11.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsection .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss. 4043.

                  "Required Lenders": the holders of more than 66-2/3% of the total Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the aggregate principal (or face) amount of all Extensions of Credit then outstanding.

                  "Required Tranche A Lenders": the holders of more than 66-2/3% of the total Tranche A Revolving Credit Commitments or, if the Tranche A Revolving Credit Commitments have been terminated, the aggregate principal (or face) amount of all Extensions of Credit under the Tranche A Revolving Facility then outstanding.

                  "Required Tranche B Lenders": the holders of more than 66-2/3% of the total Tranche B Revolving Credit Commitments or, if the Tranche B Revolving Credit Commitments have been terminated, the aggregate principal (or face) amount of all Extensions of Credit under the Tranche B Revolving Facility then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer and the president of the Borrower or Holdings, as the case may be, or, with respect to financial matters, the chief financial officer of the Borrower or Holdings, as the case may be.

                  "Reuters' Screen": the display designated at page "LIBO" on the Reuters Monitor System or such other display on the Reuters Monitor System as may replace such page displaying the London interbank bid or offered rates.

                  "Revolving Credit Commitments": the collective reference to the Tranche A Revolving Credit Commitment and the Tranche B Revolving Credit Commitment.

                  "Revolving Credit Loans": the collective reference to Tranche A Revolving Credit Loans and Tranche B Revolving Credit Loans.

                  "Rittenmeyer Liens": shall have the meaning assigned thereto under paragraph 8(b) of the Final Order.

                  "Schedule `B' Sites": "B" Sites listed on Schedule 3.1(b).

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, and all other security documents hereafter delivered to the General Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Steering Committee": the informal committee of certain Prepetition Lenders from time to time.

                  "Subsidiary": as defined in the Recitals to this Agreement.

                  "Super-Priority Claim": a claim against the Borrower or any Guarantor which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

                  "Termination Date": the earliest to occur of (a) the one-year anniversary of the Closing Date; (b) the effective date of a Plan of Reorganization; and (c) the earlier termination of the Revolving Credit Commitments in accordance with the terms hereof.

                  "3E Sale": the sale or other Disposition of 3E Company Environmental, Ecological and Engineering.

                  "Tranche": the collective reference to LIBOR Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                   "Tranche A Available Revolving Credit Commitment": as to any Tranche A Lender at any time, an amount equal to the excess, if any, of
         (a) such Tranche A Lender's Tranche A Revolving Credit Commitment over
         (b) such Tranche A Lender's Tranche A Revolving Credit Percentage of the sum of the then outstanding aggregate principal amount of Tranche A Revolving Credit Loans and Tranche A L/C Obligations.

                  "Tranche A Commitment Fee Rate": 1/2of 1% per annum.

                  "Tranche A L/C Lenders": with respect to each Tranche A Letter of Credit, the collective reference to all the Tranche A Lenders other than the Issuing Lender with respect to such Tranche A Letter of Credit.

                  "Tranche A L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Tranche A Letters of Credit and (b) the aggregate amount of drawings under Tranche A Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

                  "Tranche A Lender": each Lender that has a Tranche A Revolving Credit Commitment or that holds Tranche A Revolving Credit Loans.

                  "Tranche A Letters of Credit": as defined in 3.1(a).

                  "Tranche A Revolving Credit Commitment": as to any Tranche A Lender, the obligation of such Tranche A Lender, if any, to make Tranche A Revolving Credit Loans and provide Tranche A Letters of Credit to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche A Revolving Credit Commitment" opposite such Tranche A Lender's name on Schedule 1.1A (which may be amended from time to time to reflect Tranche A Lenders who have made additional Tranche A Revolving Credit Commitments) or, as the case may be, in the Assignment and Acceptance pursuant to which such Tranche A Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Tranche A Revolving Credit Commitments on the Closing Date is $75,000,000.

                  "Tranche A Revolving Credit Loan": as defined in Section 2.1.

                  "Tranche A Revolving Credit Percentage": as to any Tranche A Lender at any time, the percentage which such Tranche A Lender's Tranche A Revolving Credit Commitment then constitutes of the aggregate Tranche A Revolving Credit Commitments (or, if the Tranche A Revolving Credit Commitments have been terminated, the percentage which the aggregate principal amount of such Tranche A Lender's Extensions of Credit then outstanding constitutes of the aggregate principal (or face) amount of all Extensions of Credit then outstanding).

                  "Tranche A Revolving Facility": as defined in the definition of "Facility".

                  "Tranche B Available Commitment Amount": the amounts set forth on Schedule 1.1D hereto.

                  "Tranche B Available Revolving Credit Commitment": as to any Tranche B Lender at any time, an amount equal to the excess, if any, of
         (a) such Tranche B Lender's Tranche B Revolving Credit Commitment over
         (b) such Tranche B Lender's Tranche B Revolving Credit Percentage of the sum of the then outstanding aggregate principal amount of Tranche B Revolving Credit Loans and Tranche B L/C Obligations.

                  "Tranche B Commitment Fee Rate": 4.00% per annum.

                  "Tranche B Environmental Letters of Credit": as defined in
         Section 3.1(b).

                  "Tranche B L/C Lenders": with respect to each Tranche B Letter of Credit, the collective reference to all the Tranche B Lenders other than the Issuing Lender with respect to such Tranche B Letter of Credit.

                  "Tranche B L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Tranche B Letters of Credit and (b) the aggregate amount of drawings under Tranche B Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

                  "Tranche B Lender": each Lender that has a Tranche B Revolving Credit Commitment or that holds Tranche B Revolving Credit Loans.

                  "Tranche B Letter of Credit Sublimit": initially, $50,000,000 and thereafter, as such amount may be reduced by mandatory commitment reductions hereunder.

                  "Tranche B Letters of Credit": as defined in Section 3.1(b).

                  "Tranche B Revolving Credit Commitment": as to any Tranche B Lender, the obligation of such Tranche B Lender, if any, to make Tranche B Revolving Credit Loans and provide Tranche B Letters of Credit to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche B Revolving Credit Commitment" opposite such Tranche B Lender's name on Schedule 1.1A (which may be amended from time to time to reflect Tranche B Lenders who have made additional Tranche B Revolving Credit Commitments) or, as the case may be, in the Assignment and Acceptance pursuant to which such Tranche B Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Tranche B Revolving Credit Commitments on the Closing Date is $125,000,000.

                  "Tranche B Revolving Credit Loan": as defined in Section 2.1.

                  "Tranche B Revolving Credit Percentage": as to any Tranche B Lender at any time, the percentage which such Tranche B Lender's Revolving Credit Commitment then constitutes of the aggregate Tranche B Revolving Credit Commitments (or, if the Tranche B Revolving Credit Commitments have been terminated, the percentage which the aggregate principal amount of such Tranche B Lender's Extensions of Credit then outstanding constitutes of the aggregate principal (or face) amount of all Extensions of Credit then outstanding).

                  "Tranche B Revolving Facility": as defined in the definition of "Facility".

                  "Transferee": as defined in Section 11.6(f).

                  "Type": as to any Loan, its nature as a Base Rate Loan or a LIBOR Loan.

                  "Underwriters": as defined in the Preamble to this Agreement.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "U.S. Dollars" and "$": dollars in the lawful currency of the United States of America.

                  "Yellow Business": the Borrower's Branch Sales and Service Division.

                  "Yellow Schedule `C' Sites": the "C" Sites listed on Schedule 3.1(b).

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Loan Parties not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; provided that, if the Borrower notifies the General Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the General Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then, pending execution and delivery of such an amendment, such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS

         2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Tranche A Lender severally agrees to make revolving credit loans (each, a "Tranche A Revolving Credit Loan") denominated in U.S. Dollars to the Borrower during the Commitment Period in an aggregate principal amount at any one time outstanding which, after giving effect to such borrowing and the use of proceeds thereof, does not exceed the lesser of (i) the amount of such Tranche A Lender's Tranche A Available Revolving Credit Commitment and (ii) such Tranche A Lender's Tranche A Revolving Credit Percentage of the Borrowing Base then in effect. During the Commitment Period, the Borrower may use the Tranche A Revolving Credit Commitments by borrowing, prepaying the Tranche A Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Tranche A Revolving Credit Loans may from time to time be LIBOR Loans or Base Rate Loans, as determined by the Borrower and notified to the General Administrative Agent and, during the Borrower Notification Period, the Collateral Agent in accordance with Sections 2.2 and
4.4. Pursuant to the Existing DIP Credit Agreement, the Tranche A Lenders have made revolving credit loans to the Borrower; on the Closing Date such loans, to the extent outstanding, shall constitute Tranche A Revolving Credit Loans.

         (b) Subject to the terms and conditions hereof, each Tranche B Lender severally agrees to make revolving credit loans (each, a "Tranche B Revolving Credit Loan"), denominated in U.S. Dollars to the Borrower during the Commitment Period in an aggregate principal amount at any one time outstanding which after giving effect to such borrowing and the use of proceeds thereof does not exceed such Tranche B Lender's Tranche B Revolving Credit Percentage of the Tranche B Available Commitment Amount. During the Commitment Period, the Borrower may use the Tranche B Revolving Credit Commitments by borrowing, prepaying Tranche B Revolving Credit Loans, in whole or in part, and reborrowing, all in accordance with the terms hereof.

         2.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Commitment Period on any Business Day in accordance with this Section 2.2, provided, that the Borrower shall give the General Administrative Agent and, during the Borrower Notification Period, the Collateral Agent irrevocable written notice (which notice must be received by the General Administrative Agent prior to 12:00 Noon, New York City time, (i) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Loans, or (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans prior to the Borrower Notification Date and, during the Borrower Notification Period, prior to 1:00 p.m., New York City time, on the requested Borrowing Date), specifying (A) the Facility to be borrowed under and the amounts and Types of Revolving Credit Loans to be borrowed under such Facility and (B) the requested Borrowing Date; provided, further, that the Borrower shall not submit a notice to borrow under the Tranche B Revolving Facility more than once per two week period. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to
(x) in the case of Base Rate Loans, $1,000,000 or a multiple of $500,000 in excess thereof and (y) in the case of LIBOR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the General Administrative Agent shall promptly notify each relevant Lender thereof unless the procedures for daily revolving borrowing and settlement among the Lenders contemplated by subsections 2.5, 4.3(g) and (h) and 4.9(e) and (f) are in effect, in which event such procedures shall govern. Each relevant Lender will make the amount of its Tranche A Revolving Credit Percentage or Tranche B Revolving Credit Percentage, as applicable, of each borrowing available to the General Administrative Agent for the account of the Borrower at the office of the General Administrative Agent specified in Section
11.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the General Administrative Agent unless the procedures for daily revolving borrowing and settlement among the Lenders contemplated by subsections 2.5, 4.3(g) and (h) and 4.9(e) and (f) are in effect in which event such procedures shall govern. Such borrowing will then be made available to the Borrower by crediting the Disbursement Account with the aggregate amounts made available by the Lenders and in like funds as received unless the procedures for daily revolving borrowing and settlement among the Lenders contemplated by subsections 2.5, 4.3(g) and (h) and 4.9(e) and (f) are in effect in which event such procedures shall govern.

         2.3 Repayment of Revolving Credit Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the General Administrative Agent for the account of the appropriate Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 4.6.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Revolving Credit Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The General Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 11.6(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder and any Note evidencing such Revolving Credit Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the General Administrative Agent hereunder from the Borrower and each Lender's share thereof; provided, that, if the procedures for daily revolving borrowing and repayment and for settlement among the Lenders contemplated by subsections 2.5, 4.3(g) and (h) and 4.9(e) and (f) are in effect, such procedures shall govern.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.3(b) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower; provided, however, that the failure of any Lender or the General Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower or any other Loan Party to repay (with applicable interest) the Revolving Credit Loans in accordance with the terms of this Agreement.

         (e) The Borrower agrees that, upon the request to the General Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a Note with appropriate insertions as to date and principal amount.

         2.4 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' irrevocable written notice to the General Administrative Agent of its intention to do so, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments without premium or penalty; provided that no such termination or reduction of Revolving Credit Commitments under either Facility shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the outstanding

Extensions of Credit under such Facility would exceed the Revolving Credit Commitments under such Facility then in effect. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple of $250,000 in excess thereof, and shall reduce permanently the Revolving Credit Commitments under the relevant Facility then in effect.

         2.5 Funding Mechanisms During Borrower Notification Period. Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrower, the Lenders and the Collateral Agent, during the Borrower Notification Period, the Collateral Agent may (but shall not be obligated to), without any requirement of notice, fund, on behalf of all Lenders, Loans pursuant to Section 2.1, subject to the procedures for settlement set forth in subsection 4.9(e) and (f); provided, however, that (a) the Collateral Agent shall in no event fund any such Loan if it shall have received written notice from the Required Lenders at least one Business Day before the proposed Borrowing Date that one or more of the conditions precedent specified in Section 6.2 will not be satisfied as of the Borrowing Date and (b) the Collateral Agent shall otherwise not be required to determine that, or take notice whether, any such conditions precedent have been satisfied.

                          SECTION 3. LETTERS OF CREDIT

         3.1 L/C Commitments. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the Tranche A L/C Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the "Tranche A Letters of Credit") for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to provide any Tranche A Letter of Credit if, after giving effect thereto, (i) the aggregate amount of the Tranche A L/C Obligations then outstanding would exceed $75,000,000; (ii) the aggregate Extensions of Credit of all of the Tranche A Lenders would exceed the lesser of (x) the aggregate Tranche A Revolving Credit Commitments then in effect or (y) the Borrowing Base then in effect and provided, further, that up to $44,500,000 of Tranche A Letters of Credit shall be available solely to provide additional financial assurance as required for compliance with Environmental Law with respect to those facilities identified in Attachment K to the Consent Agreement and Final Order (CAFO) Between Certain Debtors and the United States Environmental Protection Agency, as Amended on May 16, 2001 and for additional financial assurance as required for shoring up existing Indian Harbor policies (collectively referred to herein as "Environmental Letters of Credit"). Each Tranche A Letter of Credit shall (i) be denominated in U.S. Dollars and (ii) expire no later than the date which is 60 days after the Maturity Date, provided, however, that Environmental Letters of Credit shall expire no later than the date which is 190 days after the Maturity Date. On the Closing Date, letters of credit issued under the Existing DIP Credit Agreement and then outstanding shall constitute Tranche A Letters of Credit.

         (b) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the Tranche B L/C Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the "Tranche B Letters of Credit") for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the

Issuing Lender; provided that the Issuing Lender shall have no obligation to provide any Tranche B Letter of Credit if, after giving effect thereto, (i) the aggregate amount of the Tranche B L/C Obligations then outstanding would exceed the Tranche B Letters of Credit Sublimit, or (ii) the aggregate Extensions of Credit of all of the Tranche B Lenders would exceed the aggregate Tranche B Revolving Credit Commitments then in effect; provided further, that up to $40,000,000 of Tranche B Letters of Credit shall be available for the same purpose as the Environmental Letters of Credit or to replace such Environmental Letters of Credit, including the replacement of existing cash collateral pledged to support financial assurance with respect to the Schedule "B" Sites and Yellow Schedule "C" Sites ("Tranche B Environmental Letters of Credit"). Each Tranche B Letter of Credit shall (i) be denominated in U.S. Dollars and (ii) expire no later than the date which is 60 days after the Maturity Date, provided, however, that Tranche B Environmental Letters of Credit shall expire no later than the date which is 190 days after the Maturity Date.

         3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor specifying the purpose therefor, completed to the satisfaction of the Issuing Lender, the certificate of a Responsible Officer of the Borrower and such other certificates, documents and other papers and information as the Issuing Lender may request, with a copy to the General Administrative Agent. Upon receipt of any Application, the Issuing Lender agrees to process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower, provided, (a) that no Tranche A Letter of Credit to provide financial assurance of reclamation, clean up or other similar changes shall be issued unless and until the General Administrative Agent shall have reasonably determined that such additional financial assurance is required in the amount and at the time requested and that the Loan Party that owns the site or operation in respect of which such assurance is requested is likely to fully perform the obligations supported by such Letter of Credit and (b) that no Tranche B Letter of Credit for increased financial assurances shall be issued unless and until the General Administrative Agent shall have reasonably determined that such additional financial assurance is required in the amount and at the time requested. The Issuing Lender shall furnish a copy of each Letter of Credit by it hereunder to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the General Administrative Agent, which shall in turn promptly furnish to the L/C Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

         3.3 Commissions, Fees and Other Charges. (a) The Borrower shall pay to the General Administrative Agent, for the account of the Tranche A L/C Lenders, a letter of credit commission with respect to each Tranche A Letter of Credit outstanding under this Agreement for the period from the Issuance Date of such Tranche A Letter of Credit to the expiration or termination of such Tranche A Letter of Credit, computed at a per annum rate equal to the Applicable Margin then in effect with respect to LIBOR Loans under the Tranche A Revolving

Facility on the average aggregate amount available to be drawn under such Tranche A Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the Tranche A L/C Lenders and payable in arrears on each L/C Fee Payment Date to occur after the respective Issuance Date and on the Termination Date and shall be nonrefundable.

         (b) The Borrower shall pay to the General Administrative Agent, for the account of each of the Tranche B L/C Lenders, (a) a letter of credit commission with respect to each Tranche B Letter of Credit outstanding under this Agreement for the period from the Issuance Date of such Tranche B Letter of Credit to the expiration or termination of such Tranche B Letter of Credit, computed at a per annum rate of 12% on the average aggregate amount available to be drawn under such Tranche B Letter of Credit during the period for which such fee is calculated and (b) a 2.5% per annum fee on the average daily unused portion of the Tranche B Letters of Credit Sublimit. Such commissions or fees shall be shared ratably among the Tranche B L/C Lenders and payable in arrears on each L/C Fee Payment Date to occur after the respective Issuance Date and shall be nonrefundable.

         (c) The Borrower shall pay to the Issuing Lender with respect to each Letter of Credit issued by the Issuing Lender under this Agreement, for its own account, a fronting fee with respect to the period from the Issuance Date of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate of 1/4 of 1% per annum on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each L/C Fee Payment Date to occur after the Issuance Date and on the Termination Date and shall be nonrefundable.

         (d) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

         3.4 L/C Participations. (a) Effective on the Issuance Date in respect of each Letter of Credit, the Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Lender (other than such Issuing Lender), and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Lender's own account an undivided interest equal to such L/C Lender's Tranche A Revolving Credit Percentage (with respect to Tranche A Letters of Credit) or Tranche B Revolving Credit Percentage (with respect to Tranche B Letters of Credit) of the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Lender unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Lender shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Lender's Tranche A Revolving Credit Percentage (with respect to Tranche A Letters of Credit) or Tranche B

Revolving Credit Percentage (with respect to Tranche B Letters of Credit) of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) If any amount required to be paid by any L/C Lender to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit issued by the Issuing Lender is not paid when due but is paid within three Business Days after the date such payment is due, the L/C Lender shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Lender pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Lender within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the relevant Facility. A certificate of the Issuing Lender submitted to any L/C Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit issued by the Issuing Lender and has received from any L/C Lender its Tranche A Revolving Credit Percentage (with respect to Tranche A Letters of Credit) or Tranche B Revolving Credit Percentage (with respect to Tranche B Letters of Credit) of such payment in accordance with
Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender, but excluding payments from L/C Lenders), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Lender its Tranche A Revolving Credit Percentage (with respect to Tranche A Letters of Credit) or Tranche B Revolving Credit Percentage (with respect to Tranche B Letters of Credit) thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Lender shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         3.5 Reimbursement Obligation of the Borrower. If any draft shall be presented for payment under any Letter of Credit issued by the Issuing Lender, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. If the Issuing Lender notifies the Borrower prior to 10:00 a.m., New York City time, on any Business Day, of any drawing under any Letter of Credit issued by it, the Borrower shall reimburse the Issuing Lender with respect to such drawing on the next succeeding Business Day. If the Issuing Lender notifies the Borrower after 10:00 a.m., New York City time, on any Business Day of any drawing under any Letter of Credit issued by it, the Borrower shall reimburse the Issuing Lender with respect to such drawing on the second succeeding Business Day. Interest shall be payable on any and all amounts drawn under Letters of Credit from the date of such drawing until the date on which reimbursement of such amount is due pursuant to the two immediately preceding sentences at the interest rate then applicable to Base Rate Loans. In addition, the Borrower agrees to reimburse the Issuing Lender for any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with any payment under any Letter of Credit issued by the Issuing Lender. Each payment by the Borrower pursuant to this Section 3.5 shall be made to the Issuing Lender at its address for notices specified herein in U.S. Dollars and in immediately available funds.

         3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

         3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit issued by the Issuing Lender, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

         3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3 or any other provision of this Agreement, the provisions of this
Section 3 or such other provisions of this Agreement shall apply.

                   SECTION 4. GENERAL PROVISIONS APPLICABLE TO
                          LOANS AND LETTERS OF CREDIT

         4.1 Commitment Fee. (a) The Borrower agrees to pay to the General Administrative Agent for the account of each Tranche A Lender a commitment fee for the period from and including the Closing Date to the Termination Date, computed at the Tranche A Commitment Fee Rate on the average daily amount of the Tranche A Available Revolving Credit Commitment of such Tranche A Lender during the period for which payment is made, payable monthly in arrears on the last day of each calendar month and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

         (b) The Borrower agrees to pay to the General Administrative Agent for the account of each Tranche B Lender a commitment fee for the period from and including the Closing Date to the Termination Date, computed at the Tranche B Commitment Fee Rate on the average daily amount of the difference of (i) the Tranche B Available Revolving Credit Commitment of such Tranche B Lender during the period for which payment is made minus (ii) such Tranche B Lender's Tranche B Revolving Credit Percentage of the Tranche B Letters of Credit Sublimit, payable monthly in arrears on the last day of each calendar month and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

         4.2 Optional Prepayments. (a) Subject to the provisions of Section 4.3, the Borrower may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon (i) at least one Business Day's prior notice for Base Rate Loans and (ii) three Business Days' notice for LIBOR Loans, provided, that if a LIBOR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.13 and provided, further, that if after giving effect to any prepayment of LIBOR Loans there remain LIBOR Loans outstanding, such outstanding LIBOR Loans shall be in an amount in excess of $5,000,000. Upon receipt of any such notice, the General Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 4.13 and accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount of not less than $5,000,000 and whole multiples of $250,000 in excess thereof.

         (b) The amount of each optional prepayment shall be applied first, to the prepayment of the Tranche A Revolving Credit Loans, second, payment of any unpaid drawings under Tranche A Letters of Credit, third, to the prepayment of the Tranche B Revolving Credit Loans, fourth, payment of any unpaid drawings under Tranche B Letters of Credit, fifth, to the cash collateralization of outstanding undrawn Tranche A Letters of Credit by depositing into a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to the General Administrative Agent an amount equal to 105% of the amount by which the aggregate undrawn Tranche A Letters of Credit exceeds the amount of cash held in the Cash Collateral Account for Tranche A Letters of Credit and sixth, to the cash collateralization of outstanding undrawn Tranche B Letters of Credit by depositing into the Cash Collateral Account an amount equal to 105% of the amount by which the aggregate undrawn Tranche B Letters of Credit exceeds the amount of cash held in the Cash Collateral Account for Tranche B Letters of Credit.

         4.3 Mandatory Prepayments and Commitment Reductions. (a) If, at any time during the Commitment Period, the sum of the aggregate outstanding Loans and L/C Obligations under the Tranche A Revolving Facility exceeds the lesser of
(i) the Borrowing Base then in effect or (ii) the aggregate Tranche A Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately pay to the General Administrative Agent an amount equal to such excess to be applied first, to the prepayment of the Tranche A

Revolving Credit Loans, second, to the payment of any unpaid drawings under Tranche A Letters of Credit, and third, to the cash collateralization of outstanding undrawn Tranche A Letters of Credit by depositing into the Cash Collateral Account an amount equal to 105% of the amount by which the aggregate undrawn Tranche A Letters of Credit then outstanding exceeds the amount of cash held in the Cash Collateral Account; provided that, in the event of a Borrowing Base Shortfall, the Borrower shall have 10 Business Days to effect a cure, provided the Borrower shall have such grace period on no more than two occasions while this Agreement is in effect.

         (b) Within one Business Day after the receipt by the Borrower or any of the Guarantors of any Net Cash Proceeds from any Asset Sale (including the 3E Sale and Disposition of the Elgin Building but excluding the Blue Business Sale) or Recovery Event, an amount equal to 100% of such Net Cash Proceeds shall be applied on such date first, to the prepayment of the Tranche A Revolving Credit Loans, second, to the payment of any unpaid drawings under Tranche A Letters of Credit third, to the prepayment of the Tranche B Revolving Credit Loans, fourth, to the payment of any unpaid drawings under Tranche B Letters of Credit, fifth, if the Underwriters shall request, to the cash collateralization of outstanding undrawn Tranche A Letters of Credit by depositing into the Cash Collateral Account an amount equal to 105% of the amount by which the aggregate undrawn Letters of Credit then outstanding exceeds the amount of cash held in the Cash Collateral Account, sixth, if the Underwriters shall request, to the cash collateralization of outstanding undrawn Tranche B Letters of Credit by depositing into the Cash Collateral Account an amount equal to 105% of the amount by which the aggregate undrawn Letters of Credit then outstanding exceeds the amount of cash held in the Cash Collateral Account, and seventh, as adequate protection payments in respect of the Prepetition Obligations.

         (c) If, on any date, Holdings and its Subsidiaries shall have Excess Cash for more than three consecutive Business Days, the Borrower shall, on the next Business Day, apply such excess first to the prepayment of the Tranche A Revolving Credit Loans until the aggregate outstanding principal amount thereof has been reduced to $10,000,000, second, to the prepayment of the Tranche B Revolving Credit Loans until the aggregate outstanding principal amount thereof has been reduced to $10,000,000; third, to the payment of unpaid drawings under Tranche A Letters of Credit; and fourth, to the payment of unpaid drawings under Tranche B Letters of Credit; provided, that if any prepayment would result in breakage costs under Section 4.13(c), the Borrower may at its option deposit the amount of prepayment that would result in such costs in a cash collateral account with the General Administrative Agent to be applied to the Loans in question at the end of the applicable Interest Period.

         (d) Within one Business Day after receipt by the Borrower or any of the Guarantors of any Blue Business Net Proceeds, an amount equal to 100% of such Blue Business Net Proceeds shall be applied on such date to prepay the Tranche B Revolving Credit Loans.

         (e) Upon the Termination Date, the Revolving Credit Commitments and the L/C Commitments shall be terminated in full and the Borrower shall pay the Revolving Credit Loans in full (including all accrued and unpaid interest thereon), Reimbursement Obligations, fees and other obligations in respect thereof and, if there are any issued but undrawn Letters of Credit, the Borrower shall replace such Letters of Credit, provide a "back-to-back" letter of credit or deposit into the Cash Collateral Account an amount equal to 105% of the amount by which the aggregate Letters of Credit then outstanding exceeds the amount of cash held in the Cash Collateral Account.

         (f) The General Administrative Agent and, during the Borrower Notification Period, the Collateral Agent shall be, and hereby is, irrevocably authorized, to debit the Concentration Account for the Tranche A Lenders and/or Tranche B Lenders, as applicable, in the amount of any prepayment that becomes due.

         (g) At any time, the Underwriters jointly may deliver to the Borrower a written notice specifying a Borrower Notification Date.

         (h) The Borrower shall, and shall cause each other Loan Party to (A) maintain, at its expense, its existing bank accounts as Blocked Accounts, (B) deposit, and cause its account debtors to remit, all payments on Accounts and all other Proceeds of Collateral into such Blocked Accounts in the identical form in which such payments are received, whether by cash, check or other manner and (C) during the Borrower Notification Period, transfer, or cause to be transferred, at its own expense, on a daily basis, by wire transfer or other immediately effective means, all available funds in the Concentration Account to the Payment Account. During the Borrower Notification Period, the Collateral Agent shall apply on a daily basis all amounts in the Payment Account or otherwise received from the Borrower to cover any overdraft position on the cash management and deposit accounts of the Borrower maintained at Bank One, NA and then may apply such amounts to the Obligations in such order as the Collateral Agent may determine, and may charge all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Loan Documents directly to the Payment Account or Disbursement Account in such order and manner as it may determine.

         (i) At any time the L/C Obligations supporting the Blue Business are no longer outstanding, the Tranche B Revolving Credit Commitment shall be reduced by $17,000,000 (and the Tranche B Letter of Credit Sublimit shall also be reduced by $17,000,000); provided, that in the event the Blue Business Sale occurs prior to the release of the Tranche B Letters of Credit, the Borrower shall be required to cash collateralize such Tranche B Letters of Credit in an amount equal to 105% of the lesser of (i) $17,000,000 and (ii) the amount of Tranche B Letters of Credit still outstanding which support the Blue Business; provided, further, that upon the release of all Tranche B Letters of Credit supporting the Blue Business, the Collateral Agent shall retain only that portion of such cash collateral which constitutes Blue Business Net Proceeds and shall return the remaining cash collateral to the Borrower.

         (j) In the event Letters of Credit in an aggregate amount of less than $15,000,000 are used to support the Borrower's fiscal year 2003 property and casualty insurance, automobile insurance, general insurance and workman's compensation program and such other uses as the General Administrative Agent and the holders of 50.1% of Tranche B Revolving Credit Commitments may allow, the Tranche B Revolving Credit Commitment shall be reduced by an amount equal to the $15,000,000 less the amount of Letters of Credit used to support the Borrower's fiscal year 2003 property and casualty insurance, automobile insurance, general insurance and workman's compensation program and such other uses.

         4.4 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert LIBOR Loans to Base Rate Loans under the Tranche A Revolving Facility, by giving the General Administrative Agent and, during the Borrower Notification Period, the Collateral Agent at least two Business Days' prior irrevocable notice of such election; provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to LIBOR Loans under the Tranche A Revolving Facility by giving the General Administrative Agent and, during the Borrower Notification Period, the Collateral Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the General Administrative Agent shall promptly notify each affected Lender thereof unless the provisions of subsections 2.5, 4.3(g) and (h) and 4.9(e) and (f) are in effect, in which case such provisions shall govern. All or any part of outstanding LIBOR Loans and Base Rate Loans under the Tranche A Revolving Facility may be converted as provided herein, provided that (i) no Base Rate Loan may be converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the General Administrative Agent and, during the Borrower Notification Period, the Collateral Agent has determined in its sole discretion that such a conversion is not appropriate and (ii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Termination Date.

         (b) Any LIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the General Administrative Agent and, during the Borrower Notification Period, the Collateral Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no LIBOR Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the General Administrative Agent and, during the Borrower Notification Period, the Collateral Agent has determined in its sole discretion that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the General Administrative Agent shall promptly notify each Lender thereof unless the provisions of subsections 2.5, 4.3(g) and (h) and 4.9(e) and (f) are in effect, in which case such provisions shall govern.

         (c) All Tranche B Revolving Credit Loans shall be Base Rate Loans.

         4.5 Minimum Amounts of Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of LIBOR Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the LIBOR Loans comprising each Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

         4.6 Interest Rates and Payment Dates. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day plus the Applicable Margin.

         (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin; provided, however, that notwithstanding anything to the contrary contained in this Agreement, at no time shall the interest rate applicable to Tranche B Revolving Credit Loans be less than 12% per annum.

         (c) In addition to the interest payable in respect of Tranche B Revolving Credit Loans pursuant to Section 4.6(b), each Tranche B Revolving Credit Loan shall also bear interest at a rate per annum equal to 3.00% ("PIK Interest Rate"); provided, that if the Termination Date does not occur prior to September 1, 2002, the PIK Interest Rate shall increase by 1.00% per annum monthly, on the first day of each calendar month, commencing on September 1, 2002. The amount of interest accrued pursuant to this paragraph (c) shall be calculated monthly, on the last day of each calendar month, and such accrued amount shall be added to the principal amount of the Tranche B Revolving Credit Loans on each such last day; provided, however, that amounts added to principal pursuant to this Section 4.6(c) shall not (i) be included in determining Tranche B Available Revolving Credit Commitments and (ii) bear cash interest pursuant to
Section 4.6(b) but shall bear interest at the PIK Interest Rate pursuant to this
Section 4.6(c).

         (d) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee, (iv) any Reimbursement Obligation or (v) any Letter of Credit fee or commission or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans, the Reimbursement Obligations and any such overdue interest, fee or other amount shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 3%.

         (e) Interest, fees and expenses payable to the Tranche B Lenders hereunder shall be paid out of the Interest Escrow Account. Interest, fees and expenses payable to the Tranche A Lenders hereunder shall be paid out of the Interest Escrow Account to the extent that the amount in the Interest Escrow Account exceeds the lesser of (a) $5,000,000 and (b) the amount of fees and interest projected to be paid to the Tranche B Lenders until the Termination Date.

         (f) Interest shall be payable in arrears on each Interest Payment Date, provided that (i) interest payable pursuant to paragraph (c) of this Section 4.6 shall be payable on the Termination Date and (ii) interest accruing pursuant to paragraph (d) of this Section 4.6 shall be payable from time to time on demand.

         4.7 Computation of Interest and Fees. (a) Whenever it is calculated on the basis of the Base Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and whenever it is calculated on the basis of the LIBOR Rate, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The General Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The General Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in the Base Rate.

                  (b) Each determination of an interest rate by the General Administrative Agent or Collateral Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                  (c) For purposes of calculating interest on the Loans, funds received in the Payment Account shall be applied (conditional upon final collection) when the Collateral Agent is advised by the bank where the Payment Account is maintained of its receipt of "collected funds" if such advice is received before 1:00 p.m., New York City time, on the date of receipt and otherwise on the next Business Day. For purposes of calculating the aggregate Tranche A Available Revolving Credit Commitments or the Tranche B Available Revolving Credit Commitments, as applicable,, funds received in the Payment Account will be applied (conditional upon final collection) to the Loans on the Business Day of receipt when the Collateral Agent is advised by the bank where the Payment Account is maintained of its receipt of "collected funds" if such advice is received before 1:00 p.m., New York City time, on such date and otherwise on the next Business Day.

         4.8 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

         (a) the General Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

         (b) the General Administrative Agent shall have received notice from the Required Lenders that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the General Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Base Rate Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the General Administrative Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to LIBOR Loans.

         4.9 Pro Rata Treatment and Payments. (a) Except as provided in subsection 2.5: (i) Each borrowing by the Borrower from the Tranche A Lenders under the Tranche A Revolving Facility shall be made pro rata according to their respective Tranche A Revolving Credit Percentages, (ii) each payment by the Borrower on account of any commitment fee, facility fee and letter of credit commission applicable to the Tranche A Revolving Facility and any reduction of the Tranche A Revolving Credit Commitments shall be made pro rata according to their respective Tranche A Revolving Credit Percentages, (iii) each borrowing by the Borrower from the Tranche B Lenders under the Tranche B Revolving Facility shall be made pro rata according to their respective Tranche B Revolving Credit Percentages and (iv) each payment by the Borrower on account of any commitment fee, facility fee and letter of credit commission applicable to the Tranche B Revolving Facility and any reduction of the Tranche B Revolving Credit Commitments shall be made pro rata according to their respective Tranche B Revolving Credit Percentages.

         (b) Each payment (including each prepayment) on account of principal of and interest on the Tranche A Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche A Revolving Credit Loans then held by the Tranche A Lenders and (ii) each payment (including each prepayment) on account of principal of and interest on the Tranche B Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche B Revolving Credit Loans then held by the Tranche B Lenders.

         (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the General Administrative Agent, for the account of the Lenders, at the General Administrative Agent's office specified in Section 11.2 (unless the provisions of subsections 4.3(g) and (h) are in effect, in which case such provisions shall govern) in Dollars and in immediately available funds. The General Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received (unless the provisions of subsections 2.5, 4.3(g) and (h) and 4.9(e) and (f) are in effect, in which case such provisions shall govern). If any payment by the Borrower hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a LIBOR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (d) Unless the General Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make available to the General Administrative Agent the amount that would constitute its share of the Loans to be disbursed to the Borrower on the such Borrowing Date, the General Administrative Agent may assume that such Lender is making such amount available to the General Administrative Agent, and the General Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the General Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the General Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the General Administrative Agent. A certificate of the General Administrative Agent, submitted to any Lender with respect to any amounts owing under this Section 4.9(d) shall be conclusive in the absence of manifest error. If such Lender's share of such amount is not made available to the General Administrative Agent by such Lender within three Business Days of such Borrowing Date, the General Administrative Agent shall also be entitled to recover such amount from the Borrower on demand with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility. At any time that the provisions in subsections 2.5(e) and 4.9(e) and (f) are in effect, references in this paragraph to the General Administrative Agent shall be deemed references to the Collateral Agent.

         (e) With respect to each Interest Settlement Period, on the last Business Day of such Interest Settlement Period, the Collateral Agent shall notify each Lender of the average daily unpaid principal amount of Loans that are the subject of such Interest Settlement Period. In the event that such amount is greater than the average daily unpaid principal amount of such Loans outstanding during the immediately preceding Interest Settlement Period for such Loans (or if such Interest Settlement Period is the initial Interest Settlement Period for such Loans, greater than the principal amount of such Loans on the Business Day prior to the Borrower Notification Date), each Lender shall promptly pay to the Collateral Agent its Tranche A Revolving Credit Percentage or Tranche B Revolving Credit Percentage, as applicable, of such difference, together with interest on the amount of such difference at the Federal Funds Effective Rate for such Interest Settlement Period. In the event that such amount is less than the average daily unpaid principal amount of such Loans during the immediately preceding Interest Settlement Period (or if such Interest Settlement Period is the initial Interest Settlement Period for such Loans, less than the principal amount of Loans on the Business Day prior to the Borrower Notification Date), the Collateral Agent shall promptly pay to each Lender its Tranche A Revolving Credit Percentage or Tranche B Revolving Credit Percentage, as applicable, of such difference, together with interest on the amount of such difference at the Federal Funds Effective Rate for such Interest Settlement Period. The obligations of each Lender under this subsection 4.9(e) shall be absolute and unconditional without defense, setoff or counterclaim. Each Lender shall only be entitled to receive interest on its Tranche A Revolving Credit Percentage or Tranche B Revolving Credit Percentage, as applicable, of the Loans that have been funded by such Lender.

         (f) With respect to each Principal Settlement Period, on the last day of such Principal Settlement Period, the Collateral Agent shall notify each Lender of the principal amount of Loans outstanding at the end of such Principal Settlement Period. In the event that such amount is greater than the principal amount of Loans outstanding at the end of the immediately preceding Principal Settlement Period (or if such Principal Settlement Period is the initial Principal Settlement Period, greater than the principal amount of Loans on the Business Day prior to the Borrower Notification Date), each Lender shall promptly pay to the Collateral Agent its Tranche A Revolving Credit Percentage or Tranche B Revolving Credit Percentage, as applicable, of such difference. In the event that such amount is less than the principal amount of Loans outstanding at the end of the immediately preceding Principal Settlement Period (or if such Principal Settlement Period is the initial Principal Settlement Period, less than the principal amount of Loans on the Business Day prior to the Borrower Notification Date), the Collateral Agent shall promptly pay to each Lender its Tranche A Revolving Credit Percentage or Tranche B Revolving Credit Percentage, as applicable, of such difference. In addition, if the General Administrative Agent shall request at any time when a Default or Event of Default has occurred and is continuing, or any other event shall have occurred as a result of which the General Administrative Agent shall have determined that it is desirable for the Lenders to present their claims against the Borrower for repayment, each Lender shall promptly remit to the Collateral

Agent or, as the case may be, the Collateral Agent shall promptly remit to each Lender sufficient funds to adjust the interests of each Lender in the then outstanding Loans such that each Lender's interest in the Loans then outstanding is equal to its Tranche A Revolving Credit Percentage or Tranche B Revolving Credit Percentage, as applicable, thereof. The obligations of each Lender under this subsection 4.9 shall be absolute and unconditional without defense, setoff or counterclaim.

         4.10 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (i) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall forthwith be canceled and (ii) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to
Section 4.13.

         4.11 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law, but with which similarly-situated entities generally comply) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section
         4.12 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate; or

                  (iii) shall impose on such Lender any other condition, the cost of which is not otherwise included in the determination of the LIBOR Rate;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law, but with which similarly-situated entities generally comply) from any Governmental Authority made subsequent to the date such Lender becomes a party hereto shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such reduction.

         (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the General Administrative Agent of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower (with a copy to the General Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement, the payment of the Loans, and all other amounts payable hereunder.

         4.12 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the General Administrative Agent, Collateral Agent or any Lender as a result of a present or former connection between the General Administrative Agent, Collateral Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the General Administrative Agent, Collateral Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the General Administrative Agent, Collateral Agent, or any Lender hereunder or under any Note, the amounts so payable to the General Administrative Agent, Collateral Agent or such Lender shall be increased to the extent necessary to yield to the General Administrative Agent, Collateral Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender if such Lender fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter such Borrower shall send to the General Administrative Agent or Collateral Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt or other documentary evidence received by such Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the applicable Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the General Administrative Agent, Collateral Agent and the Lenders for any incremental Non-Excluded Taxes or interest or penalties thereon that may become payable by the General Administrative Agent, Collateral Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement, the payment of the Loans, and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) in the case of a Lender other than a Lender described in subsection 4.12(b)(ii);

                  (A) deliver to the Borrower and the General Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                  (B) deliver to the Borrower and the General Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the General Administrative Agent; and

                  (D) file amendments to such forms as and when required; and

                  (ii) in the case of a Lender that is not a "bank" under
         Section 881(c)(3)(A) of the Code and that is legally unable to comply with the requirements of subsection 4.12(b)(i);

                  (A) at least five Business Days before the date of the initial payment to be made by the Borrower under this Agreement to such Lender, deliver to the Borrower and the General Administrative Agent (I) a statement that such Lender (x) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (II) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form; and

                  (B) deliver to the Borrower and the General Administrative Agent two further properly completed and duly executed copies of said Form W-8, or any successor applicable form at least five Business Days on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower or the General Administrative Agent; and

                  (C) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by the Borrower and the General Administrative Agent; and

                  (D) file amendments to such forms as and when required;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the General Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         4.13 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.14 Change of Lending Office; Replacement Lender. Each Lender agrees that if it makes any demand for payment under Section 4.11 or 4.12(a), or if any adoption or change of the type described in Section 4.10 shall occur with respect to it, (i) it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 4.11 or 4.12(a), or would eliminate or reduce the effect of any adoption or change described in Section 4.10; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and (ii) such Lender may be replaced involuntarily through an amendment approved by the Required Lenders, the General Administrative Agent and the Borrower and upon payment in full of all amounts owed to such Lender, provided, that nothing in this Section 4.14 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 4.11 or 4.12(a).

                   SECTION 5. REPRESENTATIONS AND WARRANTIES

         To induce the General Administrative Agent and the Lenders to enter into this Agreement and to make the Extensions of Credit hereunder, the Borrower hereby represents and warrants to the General Administrative Agent and each Lender that:

         5.1 Accuracy of Information, etc. No statement or written information contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished to the General Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of such Loan Party to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the General Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

         5.2 No Change. Since the Petition Date there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         5.3 Corporate Existence; Compliance with Law. Each Loan Party, except as otherwise set forth in the legal opinion of general counsel to the Borrower delivered pursuant to Section 6.1(h), (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) subject to applicable provisions of the Bankruptcy Code requiring Bankruptcy Court approval, has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.4 Corporate Power; Authorization; Enforceable Obligations. Upon entry of the Final Order, each Loan Party shall have the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow and obtain letters of credit hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, the Final Order and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority (other than entry of the Final Order) or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party which is a party thereto. Upon entry of the Final Order, this Agreement will constitute, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Loan Party which is a party thereto enforceable against such Loan Party in accordance with its terms and the Final Order.

         5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law (other than the Liens created by the Security Documents and the Final Order).

         5.6 No Material Litigation. Except for the Cases or as set forth in
Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against any Loan Party or against any of its properties or revenues (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) which could reasonably be expected to have a Material Adverse Effect.

         5.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect during the Cases. No Default or Event of Default has occurred and is continuing.

         5.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as set forth in Schedule 5.8 or otherwise permitted hereunder.

         5.9 Intellectual Property. Each Loan Party owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"). Except as set forth in Schedule 5.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of such Intellectual Property by each Loan Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. An adverse determination of any or all of the matters set forth on Schedule 5.9 could not reasonably be expected to have a Material Adverse Effect.

         5.10 No Burdensome Restrictions. Except with regard to the Consent and Final Order between the Borrower and the Environmental Protection Agency dated October 17, 2000 (as amended), no Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         5.11 Taxes. Other than (a) any taxes, fees or other charges, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party, (b) payments or filings which are prohibited by the Bankruptcy Code or the Bankruptcy Court, or liens which result from prohibitions or (c) as set forth on Schedule 5.11: each Loan Party has filed, caused to be filed or requested and received an extension to file, all material tax returns which, to the knowledge of such Loan Party, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority; no tax Lien has been filed and, to the knowledge of such Loan Party, no claim is being asserted, with respect to any such tax, fee or other charge.

         5.12 Federal Regulations. No part of the proceeds of any Loans will be used in violation of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

         5.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $2,000,000.

         5.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

         5.15 Affiliates. Schedule 5.15 sets forth a complete list of the Canadian Subsidiaries and other Affiliates of the Borrower on the Closing Date.

         5.16 Purpose of Loans. The proceeds of the Loans shall be used to pay expenses in the Cases, including professional fees approved by the Bankruptcy Court, finance the ongoing working capital needs of the Borrower and its Subsidiaries in the ordinary course of business and capital expenditures in accordance with the terms hereof and substantially in accordance with the terms of the FY02 Budget and the FY03 Budget, to pay interest, fees and other expenses hereunder and to fund the adequate protection payments as provided in the Final Order.

         5.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect and except as set forth on
Schedule 5.17:

         (a) Each Loan Party (i) is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws; (ii) holds all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) is, and within the period of all applicable statutes of limitation has been, in compliance with all of their Environmental Permits; and (iv) reasonably believes that: each of its Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of it will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to it will be timely attained and maintained, without material expense.

         (b) Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property now or formerly owned, leased or operated by any Loan Party or at any other location, which could reasonably be expected to (i) interfere with the continued operations of such Loan Party, or (ii) impair the fair saleable value of any real property owned or leased by such Loan Party.

         (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Loan Party is, or to the knowledge of such Loan Party will be, named as a party that is pending or, to the knowledge of such Loan Party, threatened.

         (d) No Loan Party has received any written request for information, or been notified that it is a potentially responsible party under or relating to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

         (e) No Loan Party has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

         (f) No Loan Party has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

         5.18 Security Documents. The Guarantee and Collateral Agreement and the Final Order, taken as a whole, are effective to create in favor of the General Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. Upon entry of the Final Order, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person other than as permitted by the Guarantee and Collateral Agreement or the Final Order.

         5.19 Bank Accounts. All bank accounts of any Loan Party constitute Blocked Accounts. The Blocked Accounts identified on Schedule 1.1C constitute all the bank accounts of any Loan Party that feed directly into the Concentration Account.

                        SECTION 6. CONDITIONS PRECEDENT

         6.1 Conditions to Initial Extensions of Credit. The agreement of each Tranche A Lender to extend the Termination Date for the Tranche A Revolving Facility and the agreement of each Tranche B Lender to make the initial Extension of Credit under the Tranche B Revolving Facility are subject to the satisfaction, immediately prior to or concurrently with such extension of the Termination Date and the making of such Extension of Credit on the Closing Date, of the following conditions precedent:

         (a) Loan Documents. The General Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Lender, with a counterpart for each Lender, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender, (iii) the Intercreditor Agreement, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender, and (iv) if requested by a Lender, a Note for the account of each relevant Lender, conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

         (b) Final Order. The entry of the Final Order after notice given and a hearing conducted in accordance with Bankruptcy Rule 4001 (c), authorizing and approving the transactions contemplated by this Agreement finding that the Lenders are extending additional credit to the Borrower in good faith within the meaning of Bankruptcy Code 364 (e), which (i) find that there exists adequate protection of the interests of the prepetition secured lenders on account of the priming of liens granted to secure the Prepetition Obligations and the use of cash collateral, or, in the alternative, that the prepetition secured lenders have consented to or are deemed to have consented to such priming and use of cash collateral on the terms specified herein and (ii) approve the payment by the Borrower of all of the fees provided for herein and in the Fee Letter.

         (c) Cash Collateral. The Bankruptcy Court shall have entered and the General Administrative Agent shall have received a copy of, a final order or orders, in form and substance reasonably satisfactory to the General Administrative Agent, pursuant to Section 363(c)(2)(B) of the Bankruptcy Code, authorizing the continuing use by the Borrower and the Guarantors of any Cash Collateral in which the Prepetition Lenders under the Prepetition Credit Agreement may have an interest and providing for Super-Priority Claims, Liens and other adequate protection, which order(s) shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect without the prior written consent of the General Administrative Agent or, in the alternative, that the Prepetition Lenders have consented or are deemed to have consented to such priming and use of cash collateral on the terms specified herein. The Liens, Super-Priority Claims and adequate protection described in this paragraph, and the other rights granted in respect of the use of Cash Collateral, may be contained in the Final Order.

         (d) Fees and Expenses. The Lenders, the General Administrative Agent and the Co-Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented, as referenced herein and in the Fee Letter, on or before the Closing Date. All fees shall be paid in immediately available funds and shall not be refundable under any circumstances.

         (e) Budget. The General Administrative Agent and the Lenders shall have received the FY02 Budget and other cash flow and financial projections itemizing all revenues projected to be received and all material expenditures proposed to be made through August 31, 2002, in form and substance reasonably satisfactory to the General Administrative Agent.

         (f) Due Diligence. Satisfactory completion by the General Administrative Agent of all due diligence deemed necessary by the Lenders in their sole discretion.

         (g) Closing Certificate. The General Administrative Agent shall have received, with a copy for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments and such changes as the General Administrative Agent shall approve, otherwise, satisfactory in form and substance to the General Administrative Agent, executed by the chief executive officer or any chief financial officer and the Secretary or Assistant Secretary of such party.

         (h) Legal Opinions. The General Administrative Agent shall have received the following executed legal opinions:

                  (i) the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the General Administrative Agent; and

                  (ii) the executed legal opinion of general counsel to the Borrower and the Guarantors, in form and substance reasonably satisfactory to the General Administrative Agent.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the General Administrative Agent may reasonably require.

         (i) Approvals. All governmental and third party approvals necessary in connection with the continuing operations of the Loan Parties and the transactions contemplated hereby shall have been obtained and be in full force and effect.

         (j) Insurance. The Underwriters shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 7.6 of this Agreement and Section 5.3 of the Guarantee and Collateral Agreement shall have been satisfied.

         (k) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Underwriters, and the Underwriters shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as they shall reasonably request.

         (l) Cash Collateral Agreements. Each Tranche B Lender that is not an Investment Grade Entity shall have entered into a Cash Collateral Agreement with the Issuing Lender.

         6.2 Conditions to Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, unless otherwise specified herein, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

         (a) Notice. The General Administrative Agent shall have received in a timely manner a borrowing notice (of the type described in Section 2.2) or the Issuing Lender shall have received an Application, as the case may be, in accordance with Section 3.2.

         (b) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (c) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

         (d) Borrowing Certificate. The General Administrative Agent shall have received, with a copy for each Lender, a certificate executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit E, certifying that
(i) the requested Extension of Credit and the intended use thereof are substantially consistent with the FY02 Budget (and the FY03 Budget once presented to the Lenders) and the other terms of this Agreement and are necessary, after utilization and application of the available cash of the Loan Parties (other than Excess Cash), in order for the Loan Parties to satisfy their obligations in the ordinary course of business or as otherwise permitted under this Agreement, (ii) all of the representations and warranties contained in
Section 5 are true and correct in all material respects as required by Section 6.2(b), (iii) each Loan Party has observed and performed in all material respects all applicable covenants and agreements contained herein and in the other Loan Documents and the Final Order (as applicable), and satisfied each condition to the making of such Extension of Credit contained herein or in the other Loan Documents or in the Final Order (as applicable), to be observed, performed or satisfied by it, (iv) the making of the requested Extension of Credit would not cause (A) the aggregate Extensions of Credit under the Tranche A Revolving Facility then outstanding at such time to exceed the lesser of (I) the aggregate Tranche A Revolving Credit Commitments then in effect and (II) the Borrowing Base at such time or (B) in the case of a Letter of Credit under the Tranche A Revolving Facility, the aggregate L/C Obligations under the Tranche A Revolving Facility then outstanding to exceed the limits set forth in Section 3.1, (v) the making of the requested Extension of Credit would not cause (A) the aggregate Extensions of Credit under the Tranche B Revolving Facility then outstanding at such time to exceed the aggregate Tranche B Revolving Commitments then in effect or (B) in the case of a Letter of Credit under the Tranche B Revolving Facility, the aggregate L/C Obligations then outstanding under the Tranche B Revolving Facility to exceed the limits set forth in Section 3.1 and
(vi) such Responsible Officer has no knowledge of any Default or Event of Default.

         (e) Use of Proceeds or Letter of Credit. The Underwriters shall be satisfied that no Tranche B Letters of Credit shall be used to replace financial assurances listed on Schedule 6.2(e) unless otherwise agreed between the General Administrative Agent and the Borrower.

         (f) Fees and Expenses. The Underwriters shall have received payment of all documented fees, costs and expenses owing hereunder at the time of such Extension of Credit. All fees shall be paid in immediately available funds and shall not be refundable under any circumstances.

         (g) Budget. The General Administrative Agent shall be satisfied that the proposed Extensions of Credit and their intended use are substantially consistent with the terms of this Agreement, the FY02 Budget (and once presented to the Lenders, the FY03 Budget) and are necessary, after utilization and application of the Borrower's available cash, in order to satisfy the Borrower's obligations in the ordinary course of business or as otherwise permitted under this Agreement.

         (h) Borrowing Base Certificate. For each Extension of Credit under the Tranche A Revolving Facility, the Underwriters shall have received a Borrowing Base Certificate (dated no more than 3 days before the date of the Extension of Credit), executed and delivered by a Responsible Officer of the Borrower.

         (i) Additional Condition to Issuance of Tranche B Letters of Credit. In the case of a request for the issuance of any Tranche B Letter of Credit, each Tranche B Lender that is not an Investment Grade Entity shall have delivered to the Issuing Lender cash in an amount equal to the face amount of such requested Tranche B Letter of Credit, such cash to be held by the Issuing Lender pursuant to the Cash Collateral Agreement between the Issuing Lender and such Tranche B Lender.

         Each request by the Borrower for an Extension of Credit hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection 6.2 have been satisfied.

                        SECTION 7. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Loan or L/C Obligation remains outstanding or any amount is owing to any Lender, the General Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries and, where applicable, each of its Canadian Subsidiaries to:

         7.1 Financial Statements. Furnish to the General Administrative Agent, and each Lender:

         (a) commencing with fiscal year 2001, as soon as available, a copy of the consolidated balance sheet of Holdings and its consolidated subsidiaries as at the end of such year and the related consolidated statement of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a qualification arising out of the scope of the audit, by Arthur Andersen or other independent certified public accountants of nationally recognized standing, and consolidating schedules and supporting analysis in form and substance reasonably satisfactory to the Underwriters; and

         (b) as soon as available after the end of each of the first three quarterly periods of each fiscal year of Holdings, commencing with the fiscal quarter ending March 31, 2002, the unaudited consolidated balance sheets of Holdings and its consolidated subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of Holdings and its consolidated subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, and consolidating schedules and supporting analysis in form and substance satisfactory to the Underwriters, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         7.2 Certificates; Other Information. Furnish to the General Administrative Agent and each Lender, or, in the case of clause (m), to the relevant Lender:

         (a) as soon as available but no later than (i) the last Business Day of each week, commencing with the week in which the Final Order is entered, a treasury budget for such week and the following four weeks itemizing on a weekly basis during such period all revenues projected to be received and material expenditures proposed to be made during such period, consistent with, and in the form of, such treasury budget or otherwise in form and substance reasonably satisfactory to the Underwriters, and (ii) thereafter, no later than 10 days before the end of each fiscal month, an update to such treasury budget for the following month, itemizing on a weekly basis for such month with a certificate of a Responsible Officer of the Borrower stating that such update to such treasury budget is based upon reasonable estimates and is accurate to the best knowledge of such Responsible Officer and detailing the material assumptions on which such update was based;

         (b) on the last Business Day of every calendar week, commencing with the week in which the Final Order is entered, a comparison of (i) actual receipts to receipts forecasted in such treasury budget for the preceding week and (ii) actual disbursements to the disbursements forecasted in such treasury budget for the preceding week, with an explanation of any significant variances;

         (c) as soon as available, but no later than the fifteenth day, or if such day is not a Business Day, the next succeeding Business Day, of every other fiscal month, commencing on April 15, 2002, a Bi-Monthly Report;

         (d) concurrently with the delivery of any report pursuant to Section 7.1(b), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

         (e) as soon as available, but no later than the fifteenth Business Day of each fiscal month, commencing on the Closing Date, the monthly flash report customarily prepared for management, which may contain items such as revenues, operating expenses, EBITDA, selling, general and administrative expenses and other details prepared on a preliminary basis for the immediately preceding fiscal month;

         (f) as soon as available, but no later than the sixtieth day after the end of each fiscal month, commencing on the Closing Date, a final monthly report similar in form to that required by Section 7.2(d) above;

         (g) deliver to Simpson Thacher & Bartlett, counsel to the General Administrative Agent, Weil, Gotshal & Manges LLP, counsel to the Steering Committee, Otterbourg, Steindler, Houston & Rosen, P.C., counsel to CIT, and promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information or other documents filed on or on behalf of any Loan Party with the Bankruptcy Court or the United States Trustee in the Cases, or distributed to any official committee appointed in the Cases (including, without limitation, the filed Plan of Reorganization);

         (h) within five days after the same are sent, copies of all financial statements and reports that Holdings sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Holdings may make to, or file with, the SEC;

         (i) promptly, all information requested by the General Administrative Agent or its representatives concerning the assets, liabilities, business, operations, cash flow or other aspects of the Canadian Subsidiaries;

         (j) with respect to any proposed Asset Sale or other Disposition greater than $250,000 but less than $5,000,000, a memorandum from the Borrower:
(i) describing the asset, how such asset is used in the Borrower's business and other potential uses of the asset, (ii) identifying the legal entity owning the asset, (iii) specifying the estimated tax or estimated book basis of asset, (iv) explaining the rationale for the proposed sale, (v) summarizing business losses, cost increases or savings associated with the sale, (vi) summarizing the proposed asset sale process and (vii) to the extent available, summarizing appraisal(s) or other underlying valuation analyses;

         (k) with respect to any proposed Asset Sale or other Disposition equal to or greater than $5,000,000, a memorandum from the Borrower (i) containing the information described in Section 7.2(j) (ii) a detailed financial (cost/benefit) analysis of the asset demonstrating why a sale is superior to continued operation or redeployment of the asset, (iii) copies of any solicitation/offering memoranda/term sheets or other sales materials prepared in conjunction with the sale process and (iv) any supporting analyses prepared by the Borrower's financial advisors;

         (l) as soon as available, but no later than August 31, 2002, the FY03 Budget; and

         (m) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         7.3 Collateral Reports. Furnish to the Underwriters:

         (a) as soon as available but in any event on or before the last Business Day of each week, a Borrowing Base Certificate, certified as true and correct in all material respects by a Responsible Officer of the Borrower setting forth the Borrowing Base and the calculation thereof as of the close of business of the last Business Day of the preceding week and accompanied by such supporting detail and documentation as shall be requested by the Underwriters in their reasonable discretion; and

         (b) such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral as the Underwriters shall from time to time request in their reasonable discretion.

         7.4 Collateral Audit. Permit employees, representatives and/or agents of any Underwriter, at any time upon such Underwriter's reasonable request, during normal business hours, to enter into the premises of the Borrower and any of its Subsidiaries to conduct audits, the reasonable cost and expense of which will be borne by the Borrower, of (a) the assets of the Borrower and its Subsidiaries that comprise the Collateral and (b) the Borrower's and the Guarantors' practices in the computation of the Borrowing Base.

         7.5 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 8.5 and 8.6; comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

         7.6 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (including, but not limited to, property and casualty insurance in an amount of at least $100,000,000 and a deductible of not more than $5,000,000 per occurrence).

         7.7 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of either Underwriter (or, with the coordination of the

General Administrative Agent, the Lenders) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

         7.8 Notices. Promptly give notice to the General Administrative Agent and each Lender of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between any Loan Party and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

         (c) any litigation or proceeding affecting any Loan Party in which the amount involved is $1,000,000 or more and not covered by insurance or in which criminal sanctions, injunctive or similar relief is sought and that is not subject to the automatic stay of Section 362 of the Bankruptcy Code;

         (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

         (e) the occurrence or expected occurrence of any event that is reasonably likely to result in any Loan Party being unable to obtain, renew, retain or comply with any Environmental Permit, the absence of which could reasonably be expected to have a Material Adverse Effect, or being unable to comply with any Environmental Law in a manner that could reasonably be expected to have a Material Adverse Effect including, without limitation, any notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, any Loan Party; and

         (f) any other Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         7.9 Environmental Laws. (a) (i) Comply with all Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all

Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably could adversely affect any Loan Party; provided, no Loan Party shall be required by this Agreement to comply with demands for financial assurance. For purposes of this Section 7.9(a), noncompliance by any Loan Party with any applicable Environmental Law or Environmental Permit shall be deemed not to constitute a breach of this covenant; provided that, upon learning of any actual or suspected noncompliance, each Loan Party shall promptly undertake all reasonable efforts to achieve compliance; and provided further that, in any case, such non-compliance, and any other noncompliance with any Environmental Law, individually or in the aggregate, could not reasonably be expected to give rise to a Material Adverse Effect.

         (b) Promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal has been timely and properly taken in good faith and provided that the pendency of any and all such appeals does not give rise to a Material Adverse Effect; provided, no Loan Party shall be required by this Agreement to comply with demands for financial assurance.

         (c) Prior to acquiring any ownership or leasehold interest in real property for which a permit would be required for operation as a hazardous waste facility, or any other real property or other interest in any real property that could reasonably be expected to give rise to any Loan Party being found to be subject to potential liability under any Environmental Law: (i) obtain a written report by a reputable environmental consultant of the environmental consultant's assessment of the presence or potential presence of significant levels of any Materials of Environmental Concern on, under, in, or about the property, or of other conditions or operations that could give rise to potentially significant liability under or violations of Environmental Law relating to such acquisition; and (ii) inform the Underwriters of its plans to acquire such interest in real property and, upon either Underwriters' request, afford the Underwriters a reasonable opportunity to review and discuss the contents of such report with the environmental consultant who prepared it and a knowledgeable representative of the Borrower.

         (d) Promptly upon either Underwriter's request if there has been an Event of Default which has not been fully and timely cured, permit an environmental consultant whom the Underwriters in their discretion designates to perform an environmental assessment (including, without limitation: reviewing documents; interviewing knowledgeable persons; and sampling and analyzing soil, air, surface water, groundwater, building materials, and/or other media or substances) in or about property owned or leased by the Borrower or any of its Subsidiaries, or on which operations of the Borrower or any of its Subsidiaries otherwise take place. Such environmental assessment shall be in form, scope, and substance satisfactory to the Underwriters. The Borrower and its Subsidiaries shall cooperate fully in the conduct of such environmental assessment, and shall pay the costs of such environmental assessment immediately upon written demand by the Underwriters. Pursuant to this Section 7.9(d), the Underwriters shall have the right, but shall not have any duty, to request and/or obtain any such environmental assessment.

         7.10 Further Assurances. (a) Upon the request of the Underwriters, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain, in favor of the General Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law and

         (b) After delivery of the preliminary Plan of Reorganization to the Underwriters, the Borrower shall consult in good faith with the Underwriters and consider in good faith any suggestions made by the Underwriters with respect to the Plan of Reorganization prior to the filing of the Plan of Reorganization with the Bankruptcy Court.

         7.11 Interest Escrow Account. (a) In the event that at any time the amount of immediately available funds in the Interest Escrow Account are less than $1,000, immediately deposit into the Interest Escrow Account an amount such that the balance in the Interest Escrow Account equals or exceeds $5,000,000; provided, that in the event that on the date six months after the Closing Date, the amount of immediately available funds in the Interest Escrow Account contains less than $5,000,000, immediately deposit into the Interest Escrow Account an amount such that the balance in the Interest Escrow Account equals or exceeds $5,000,000.

         7.12 Chief Executive Officer. In the event the Chief Executive Officer of the Borrower, serving in such capacity as of the Closing Date, is at any time prior to the Termination Date no longer serving in such capacity ("Succession Event"), the Borrower shall (i) within 10 days of the Succession Event, in consultation with the General Administrative Agent, appoint an interim Chief Executive Officer acceptable to the General Administrative Agent, (ii) within 20 days of the Succession Event, engage an executive search firm and establish a process for retaining a permanent Chief Executive Officer, both reasonably acceptable to the General Administrative Agent and (iii) within 90 days from the date the search firm is retained, hire a Chief Executive Officer reasonably acceptable to the General Administrative Agent; provided that the Underwriters may in their reasonable discretion extend such 90 day period.

                         SECTION 8. NEGATIVE COVENANTS

         The Borrower hereby agrees that, from and after the Petition Date, so long as the Revolving Credit Commitments remain in effect, any Loan, Reimbursement Obligation, or Letter of Credit remains outstanding or any amount is owing to any Lender or the General Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and shall not permit any Subsidiary or Canadian Subsidiary to, directly or indirectly:

         8.1 Proceeds of Revolving Credit Loans. (a) Make (except in the case of any Canadian Subsidiary) any expenditures, including without limitation, by using the proceeds of Revolving Credit Loans, for purposes other than substantially consistent with the FY02 Budget or the FY03 Budget; or (b) use any portion of the proceeds of the Revolving Credit Loans, the Carve-Out, the Collateral, or the Prepetition Lenders' cash collateral to commence or prosecute any adversary proceeding or contested matter (i) against the General Administrative Agent, the Lenders, the Prepetition Agent or the Prepetition Lenders or (ii) with respect to the amount, validity, enforceability, perfection or priority of (x) the claims of the Prepetition Lenders against the Borrower or the Prepetition Lenders' Liens which secure the Prepetition Obligations or (y) the Super-Priority Claims or Liens granted to the Administrative Agent and the Lenders pursuant to this Agreement, the Guarantee and Collateral Agreement and the Final Order.

         8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness under the Loan Documents;

         (b) Indebtedness outstanding on the Petition Date listed on Schedule 8.2(b) and Indebtedness not exceeding $4,000,000 under certain contracts with System One Technologies, Inc. existing on the date hereof;

         (c) Indebtedness incurred after the Petition Date of the Borrower to any wholly owned Guarantor and, to the extent permitted by Section 8.8, of any wholly owned Guarantor to the Borrower or any other wholly owned Guarantor, provided that such Indebtedness shall be evidenced by a promissory note which shall be pledged to the General Administrative Agent;

         (d) Indebtedness as to the Borrower, its Subsidiaries and the Canadian Subsidiaries incurred after the Petition Date to finance (i) the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding $5,000,000 any one time outstanding and (ii) the acquisition of fixed or capital assets related to the projects listed on Schedule 7.2(c) (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding $5,000,000 any one time outstanding; and

         (e) Indebtedness in the form of Guarantee Obligations permitted by
Section 8.4.

         8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested or otherwise stayed in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

         (f) Liens in existence on the Petition Date to be listed on Schedule 8.3(f), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased provided further that, if any such Liens are not permitted under the Prepetition Credit Agreement, such Liens shall not be material in amount;

         (g) the Rittenmeyer Liens;

         (h) Liens securing Indebtedness of the Borrower, its Subsidiaries and the Canadian Subsidiaries permitted by Section 8.2(d) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased; and

         (i) Liens created pursuant to the Security Documents and the Final
Order.

         8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

         (a) Guarantee Obligations in existence on the Petition Date and to be listed on Schedule 8.4(a);

         (b) Guarantee Obligations in respect of, or in the nature of, performance bonds or performance letters of credit or similar obligations incurred in the ordinary course of business;

         (c) Guarantee Obligations in respect of the obligations of Subsidiaries incurred in the ordinary course of business;

         (d) the Guarantee Obligations under any Loan Document or the Final Order; and

         (e) Guarantee Obligations constituting indemnities to a bank party to a Blocked Account Agreement to the extent such indemnity relates to performance by such bank under such Blocked Account Agreement.

         8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except that Ryan and Patrick Holdings, Inc. and its subsidiaries may be amalgamated into Safety-Kleen Canada, Inc.

         8.6 Limitation on Disposition of Assets. Dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's or Canadian Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

         (a) the sale or other Disposition of inventory, materials and equipment and uneconomical, obsolete or worn out property in the ordinary course of business;

         (b) the sale of the Elgin Building, the 3E Sale or the Blue Business Sale; provided, that the Net Cash Proceeds thereof and Blue Business Net Proceeds thereof, as applicable, are applied in accordance with subsections 4.3(b) and 4.3(d);

         (c) the sale or Disposition of assets to be listed on Schedule 8.6;

         (d) the sale or Disposition of any line of business having less than $20,000,000 in annual revenue (determined by annualizing the revenue of such line of business during the calendar month most recently ended prior to such Disposition for which revenue numbers are available); and

         (e) the sale or Disposition of property, business or assets in addition to other sales permitted under this Section 8.6 in an aggregate amount not to exceed $5,000,000.

         8.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that (a) any Subsidiary may make Restricted Payments to the Borrower or any wholly owned Subsidiary of the Borrower and so long as, on the date of such Restricted Payment, both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (b) the Borrower may make Restricted Payments to Holdings to provide for payment in the ordinary course of business of taxes, directors' fees, stock exchange fees, and other de minimis costs and expenses of its operations as a public company permitted by the Guarantee and Collateral Agreement.

         8.8 Limitation on Investments, Loans and Advances. Make, forgive or exchange any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except any Loan Party may make:

         (a) extensions of trade credit in the ordinary course of business;

         (b) investments in Cash Equivalents;

         (c) loans and advances to employees of the Borrower or its Subsidiaries who are not on administrative leave for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

         (d) investments by the Borrower and its Subsidiaries in the Subsidiaries of the Borrower that are parties to the Guarantee and Collateral Agreement;

         (e) investments in existence on the Petition Date and to be listed on
Schedule 8.8;

         (f) investments in the form of securities received as a result of bankruptcy proceedings involving customers or suppliers; and

         (g) hardship advances to employees of the Borrower or its Subsidiaries who are not on administrative leave in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $50,000.

         8.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         8.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary or Canadian Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary or Canadian Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary or Canadian Subsidiary, except (a) the sale and leaseback of transportation equipment in the ordinary course of business, provided that such sale and leaseback transactions occur within six months of the purchase of such equipment and (b) without duplication, for any such arrangements with respect to real or personal property with respect to which the aggregate sales price shall not exceed $5,000,000.

         8.11 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than August 31, unless the Borrower shall have provided to the General Administrative Agent evidence satisfactory to it that such change will have no effect on the calculation of, or compliance by the Borrower with, any financial covenants established pursuant to this Agreement; or permit the fiscal years of the Borrower and Holdings to end on different days.

         8.12 Limitation on Lines of Business. Enter to any substantial extent in any line or lines of business activity other than businesses of the same general type as those in which the Borrower and the Guarantors are engaged on the date of this Agreement or which are directly related thereto.

         8.13 Chapter 11 Claims; Payment of Pre-Petition Date Claims. (a) Except for the Carve-Out, the Rittenmeyer Liens and Liens permitted pursuant to subsection 8.3(g), incur or create any other Super-Priority Claim or Lien which is pari passu with or senior to the claims of (i) the General Administrative Agent and the Lenders granted pursuant to the Loan Documents and the Final Order or (ii) other than for claims referenced in clause (i), the Prepetition Agent and the Prepetition Lenders granted pursuant to Sections 2 and 3 of the Guarantee and Collateral Agreement and the Final Order.

         (b) Make any payments of pre-Petition Date obligations other than (i) as permitted under the Final Order and (ii) as otherwise permitted or required under this Agreement.

         8.14 Reclamation Claims; Bankruptcy Code Section 546(g) Agreements. (a) Make any payments or transfer any property on account of claims asserted by any vendors of the Borrower or any Guarantor for reclamation in accordance with
Section 2-702 of the Uniform Commercial Code and Section 546(c) of the Bankruptcy Code.

         (b) Enter into any agreements or file any motion seeking a Bankruptcy Court order for the return of property of the Borrower or any Guarantor to any vendor pursuant to Section 546(g) of the Bankruptcy Code.

         8.15 Employment Arrangements. Without the prior written consent of the General Administrative Agent, enter into any employment or consulting agreement with any individual providing for compensation (including without limitation, incentive or contingency payments) in excess of $1,000,000 over the term of such contract or amend, extend, supplement or replace any such contracts, including any such contracts in existence on the date hereof.

                          SECTION 9. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within one
(1) Business Day after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

         (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 5 of the Guarantee and Collateral Agreement; or

         (d) The Borrower or any other Loan Party shall default in the performance or observance of any covenant or agreement contained in Section 7.2(a) or 7.3(a) and such default shall contain unremedied for three (3) Business Days; or

         (e) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement (other than the delivery of information required by Sections 7.2(h) and 7.2(i)) contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (d) of this Section), and such default shall continue unremedied for a period of 20 days; or

         (f) (i) Any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or (ii) an order of the Bankruptcy Court shall be entered in any of the Cases appointing a trustee under Chapter 11 of the Bankruptcy Code; or

         (g) (i) Except for the Carve-Out, the Rittenmeyer Liens, an order of the Bankruptcy Court shall be entered granting another Super-Priority Claim or Lien pari passu with or senior to that granted (x) to the General Administrative Agent (for the benefit of the Lenders) pursuant to this Agreement and the Final Order, or (y) to the Prepetition Lenders pursuant to the Final Order (other than pursuant to clause (x) above), (ii) an order of a court of competent jurisdiction shall be entered staying, reversing, vacating or otherwise modifying the Final Order without the General Administrative Agent's and the Required Lenders' consent, or (iii) the Prepetition Lenders' cash collateral shall be used in a manner inconsistent with the Final Order; or

         (h) An order of the Bankruptcy Court shall be entered in any of the Cases appointing an examiner having enlarged powers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or

         (i) The entry of an order granting relief from the automatic stay so as to allow a third party to proceed against any asset or assets of any Loan Party which have a value in excess of $1,000,000 in the aggregate; or

         (j) The filing of any pleading by any Loan Party seeking, or otherwise consenting to, any of the matters set forth in paragraphs (f) through (i) of this Section; or

         (k) Any Loan Party files any pleading seeking, or otherwise consenting to, the invalidation, subordination or other challenging of the Liens granted to secure the Obligations; or

         (l) There shall occur after the Petition Date any event which results in a Material Adverse Effect; or

         (m) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

         (n) One or more judgments or decrees shall be entered after the Petition Date against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

         (o) Any Lien created by any Loan Document or the Final Order shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

         (p) The Borrower shall have failed to deliver to the Underwriters by October 31, 2002, a preliminary Plan of Reorganization;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the General Administrative Agent may, and, at the request of the Required Lenders, the General Administrative Agent shall, by notice to the Borrower (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iii) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (iv) below, the General Administrative Agent shall provide the Borrower (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee) with five Business Days' written notice prior to taking the action contemplated thereby): (i) terminate forthwith the Revolving Credit Commitments;
(ii) declare the Revolving Credit Loans then outstanding to be forthwith due and payable, whereupon the principal of the Revolving Credit Loans, together with accrued interest thereon and any unpaid accrued fees and all other Obligations of the Borrower and the Guarantors accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require each Letter of Credit to be replaced and returned to the Issuing Bank, undrawn and marked "canceled", or to the extent that the Borrower is unable to do so, require the Borrower to forthwith deposit in the Cash Collateral Account cash in an amount equal to 105% of the face amount of each unpaid Letter of Credit, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of the Borrower's Reimbursement Obligations in respect of any such Letter(s) of Credit and all other obligations then outstanding under this Agreement; (iv) set-off amounts in the Cash Collateral Account and the Concentration Account or any other accounts of the Borrower and apply such amounts to the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents; and (v) exercise any and all remedies under this Agreement, the Final Order, and applicable law available to the General Administrative Agent and the Lenders.

         Except as otherwise expressly provided above in this Section 9, the Borrower waives presentment, demand, protest or other notice of any kind.

                  SECTION 10. THE GENERAL ADMINISTRATIVE AGENT
                              AND COLLATERAL AGENT

         10.1 Appointments. Each Lender hereby irrevocably designates and appoints Toronto Dominion (Texas), Inc. as the General Administrative Agent of, and CIT as the Collateral Agent of, such Lender under this Agreement, the other Loan Documents and in the Cases, and each such Lender irrevocably authorizes the General Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and in the Cases and to exercise such powers and perform such duties as are expressly delegated to the General Administrative Agent and Collateral Agent by the terms of this Agreement, the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the General Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any Loan Document or the Final Order or otherwise exist against the General Administrative Agent or Collateral Agent.

         The Issuing Lender shall act on behalf of the Lenders with respect to Letters of Credit issued by it under this Agreement and the documents associated therewith. It is understood and agreed that the Issuing Lender (a) shall have all of the benefits and immunities (i) provided to an Administrative Agent in this Section 10 with respect to acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it under this Agreement and the documents associated therewith as fully as if the term "General Administrative Agent" as used in this Section 10 included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement and (b) shall have all of the benefits of the provisions of Section
10.7 as fully as if the term "General Administrative Agent," as used in Section 10.7, included the Issuing Lender.

         10.2 Delegation of Duties. The General Administrative Agent and the Collateral Agent may execute any of their respective powers and duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact, may delegate any or all such powers and duties to each other and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the General Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         10.3 Exculpatory Provisions. Neither the General Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with any Loan Document or the Final Order (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in any Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the General Administrative Agent or the Collateral Agent under or in connection with, any Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. Neither the General Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Loan Document, or to inspect the properties, books or records of any Loan Party or other Person.

         10.4 Reliance by General Administrative Agent and Collateral Agent. The General Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the General Administrative Agent or Collateral Agent. The General Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the General Administrative Agent. The General Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement, any other Loan Document or in the Cases unless they shall first receive such advice or concurrence of the Required Lenders, as they deem appropriate or shall first be indemnified by the Lenders against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action. The General Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Loan Documents or in the Cases in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         10.5 Notice of Default. Neither the General Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the General Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the General Administrative Agent receives such a notice, the General Administrative Agent shall give notice thereof to the Lenders. The General Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the General Administrative Agent shall have received such directions, the General Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.6 Non-Reliance on the General Administrative Agent, Collateral Agent and Other Lenders. (a) Each Lender expressly acknowledges that neither the General Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the General Administrative Agent or Collateral Agent hereinafter taken, including any review of the affairs of any Loan Party shall be deemed to constitute any representation or warranty by the General Administrative Agent or Collateral Agent to any Lender. Each Lender represents to the General Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the General Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the General Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the other Loan Documents and in the Cases, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the General Administrative Agent or Collateral Agent hereunder, neither the General Administrative Agent nor the Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party which may come into the possession of the General Administrative Agent, Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         (b) For purposes of determining compliance with the conditions specified in Section 6.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the General Administrative Agent or any Loan Party to such Lender prior to the Closing Date, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

         10.7 Indemnification. The Lenders agree to indemnify the General Administrative Agent and Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to its respective Tranche A Revolving Credit Percentage or Tranche B Revolving Credit Percentage, as applicable, in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the General Administrative Agent or Collateral Agent in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, the other

Loan Documents, the Cases or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the General Administrative Agent or Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from, respectively, the General Administrative Agent's or Collateral Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         10.8 Agents in Their Respective Individual Capacities. The General Administrative Agent, Collateral Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the General Administrative Agent or Collateral Agent were not the General Administrative Agent or Collateral Agent hereunder and under the other Loan Documents. With respect to the Loans made by it and with respect to any Letter of Credit issued or participated in by it, the General Administrative Agent and Collateral Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the General Administrative Agent or Collateral Agent, and the terms "Lender" and "Lenders" shall include the General Administrative Agent and Collateral Agent in their individual capacity.

         10.9 Successor Agent. The General Administrative Agent or Collateral Agent may resign upon 10 days' notice to the Lenders. If the General Administrative Agent or Collateral Agent shall resign under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent, shall succeed to the rights, powers and duties of the General Administrative Agent or Collateral Agent hereunder. Effective upon such appointment and approval, the term "General Administrative Agent" or "Collateral Agent", respectively, shall mean such successor agent, and such former General Administrative Agent's or Collateral Agent's rights, powers and duties as General Administrative Agent or Collateral Agent shall be terminated, without any other or further act or deed on the part of such former General Administrative Agent or Collateral Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring General Administrative Agent's or Collateral Agent's resignation, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was General Administrative Agent or Collateral Agent under this Agreement and the other Loan Documents.

                           SECTION 11. MISCELLANEOUS

         11.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1 or another Section hereof expressly specifying the method of amendment. The Required Lenders may, or, with the written consent of the Required Lenders, the General Administrative Agent may, from time to time, (a) with the Borrower, enter into written amendments, supplements or modifications hereto and to the other

Loan Documents or the Final Order for the purpose of adding any provisions to this Agreement, the other Loan Documents or the Final Order or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or
(b) waive, on such terms and conditions as the Required Lenders or the General Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or the Final Order or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or any fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, increase the total amount of Commitments by more than $10,000,000 or extend the expiry date of any Letter of Credit beyond the dates referred to in Sections 3.1(a) and Section 3.1(b), or modify the provisions of Section 4.9, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this
Section 11.1 or change the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, the other Loan Documents and the Final Order or release all or substantially all of the Collateral (and the Liens thereon), or amend or modify Section 3 of the Guarantee and Collateral Agreement to include as additional Collateral, or otherwise take Liens on or security interests in, Materials of Environmental Concern or real or personal property utilized in the transport, storage or processing of Materials of Environmental Concern, or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all the Lenders, (iii) waive any Event of Default under Sections 9(p) or 7.12 without the written consent of the holders of 50.1% of the Revolving Credit Commitments (or, if the Revolving Credit Commitments shall have terminated, 50.1% of the Extensions of Credit then outstanding), (iv) amend, modify or waive any provision of subsection 4.9(d) or Section 10 without the written consent of the General Administrative Agent and Collateral Agent, (v) amend, modify or waive Sections 4.9(e) and (f) without the consent of the Collateral Agent, (vi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender or (vii) amend, modify or waive (A) any provision of the Intercreditor Agreement, (B) Sections 4.3, 4.9 or this subclause (vii), or (C) amend any defined term used in any of the Sections referenced in this subclause (vii) if the effect of any such amendment is to alter the substantive rights and benefits of the Tranche B Lenders under such
Section in a manner that materially adversely affects the rights and benefits, taken as a whole, of the Tranche B Lenders under this Agreement, without the written consent of each of the Required Tranche A Lenders and Required Tranche B Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the General Administrative Agent and Collateral Agent and all future holders of the Loans. Notwithstanding the foregoing, in addition to the consents required by the previous sentence, the consent of the Required Tranche B Lenders shall be required for (i) any amendment to this sentence, (ii) any increase in the respective Tranche B Revolving Credit Commitments, (iii) any reduction in any interest rate, fees, charges or expenses payable to the Tranche B Lenders and any amendment to the respective references to "interest rate" or "expenses" or "fees" to the extent such references relate to "interest rate" or "expenses" or "fees" of the Tranche B Lenders, including, without limitation, Sections 3.3(b), 4.1(b), 4.6(b) and (c), (iv) change the definition of Blue Business Net Proceeds, Tranche B Revolving Credit Percentage or Required Tranche B Lenders and (v) any amendment of any defined term used in any of the Sections referenced in this sentence if the effect of any such amendment is to alter the substantive rights and benefits of the Tranche B Lenders under such Section in a manner that materially adversely affects the rights and benefits, taken as a whole, of the Tranche B Lenders hereunder. In the case of any waiver, the Borrower, the Lenders and the General Administrative Agent and Collateral Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. If the Borrower requests an amendment or waiver that requires all Lenders' consent, and the consent of the Required Lenders is obtained but the consent of all Lenders is not obtained, the Lender or Lenders which withheld consent may be replaced involuntarily through an amendment approved by all Required Lenders, the General Administrative Agent and upon payment in full of all amounts owing to such non-consenting Lender.

         11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower, the General Administrative Agent, and as set forth in Schedule 1.1B in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

                        The Borrower: Safety-Kleen Services, Inc.
                                      1301 Gervais Street, 3rd Floor
                                      Columbia, South Carolina 29201
                                      Attention: Chief Executive Officer
                                                 Larry Singleton, Chief
                                                 Financial Officer
                                                 James Lehman, Esq., General
                                                 Counsel
                                      Fax: (803) 933-4346

                                      with a copy to:

                                      Skadden, Arps, Slate, Meagher & Flom, LLP
                                      4 Times Square
                                      New York, NY  10006
                                      Attention: Gregory St. Clair, Esq.
                                                 Charles Fox, Esq.
                                      Fax: (212) 735-2000

   The General Administrative Agent:  Toronto Dominion (Texas), Inc.
                                      909 Fannin Street, Suite 1700
                                      Houston, Texas 77010
                                      Attention: Jano Nixon
                                      Fax: (713) 951-9921
                                      with a copy to:

                                      TD Securities (USA) Inc.
                                      31 W. 52nd Street
                                      New York, New York 10019
                                      Attention: Peter S. Spielman
                                      Fax:  (212) 827-7233

                                                   and

                                      Simpson Thacher & Bartlett
                                      425 Lexington Avenue
                                      New York, New York 10017
                                      Attention: Mark Thompson, Esq.
                                      Fax:  (212) 455-2502

                                                   and

                                      Weil, Gotshal & Manges LLP
                                      767 Fifth Avenue
                                      New York, New York 10153
                                      Attention: Harvey R. Miller, Esq. and
                                      John J. Rapisardi, Esq.
                                      Fax:  (212) 310-8007


provided that any notice, request or demand to or upon the General Administrative Agent or the Lenders pursuant to Sections 2.2, 2.4, 4.2, 4.3 and
4.4 shall not be effective until received.

         11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the General Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         11.5 Payment of Expenses and Taxes. The Borrower agrees (a) subject to the terms of the Final Order, to pay or reimburse the General Administrative Agent, the Collateral Agent and Steering Committee for all their respective out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Loan Documents, the Final Order and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel to the General Administrative Agent, Otterbourg, Steindler, Houston & Rosen, Counsel to CIT, and Weil, Gotshal & Manges LLP, counsel to the Steering Committee, (b) subject to the terms of the Final Order, to pay or reimburse each Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the General Administrative Agent and Collateral Agent, (c) to pay, indemnify, and hold each Lender, the Collateral Agent and the General Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, (d) subject to the terms of the Final Order, to pay all the actual and reasonable expenses of the General Administrative Agent, the Collateral Agent and the Steering Committee related to this Agreement, the other Loan Documents, the Final Order, the Revolving Credit Loans, the Letters of Credit or in connection with the Cases (including, without limitation, the on-going monitoring by the General Administrative Agent, each Underwriter and the Steering Committee of the Cases, including attendance by the General Administrative Agent, each Underwriter and the Steering Committee, and their respective counsel at hearings or other proceedings and the on-going review of documents filed with the Bankruptcy Court) and (e) to pay, indemnify, and hold each Lender, the Collateral Agent and the General Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of the facilities or properties owned, leased or operated by the Borrower or any of its Subsidiaries (all the foregoing in this clause (e), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any person seeking indemnification with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such person. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees, and shall cause each of its Subsidiaries to agree, not to assert, and hereby waives and agrees to cause each of its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of whatever kind or nature whatsoever, under or related to Environmental Laws, that any of them might have by statute or otherwise against each Lender and the General Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

         11.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the General Administrative Agent, all future holders of the Extensions of Credit and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking or institutional financial business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan or other interest for all purposes under this Agreement and the other Loan Documents, and the Borrower and the General Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to Section 11.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 4.11, 4.12, and 4.13 with respect to its participation in the Revolving Credit Commitments and the Loans and other amounts outstanding from time to time as if it was a Lender; provided that, in the case of Section 4.12, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its commercial banking or institutional financial business and in accordance with applicable law, at any time and from time to time assign to any Lender, an Approved Fund of any Lender, or any affiliate thereof or, with the consent of the Borrower and the General Administrative Agent (at the sole discretion of the Borrower and the General Administrative Agent), to an additional bank, financial institution or fund (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender, an Approved Fund of any Lender, or an affiliate thereof, by the Borrower and the General Administrative Agent) and delivered to the General Administrative Agent for its acceptance and recording in the Register, provided that (i) no such assignment to an Assignee (other than any Lender, any Approved Fund of any Lender, or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000, (ii) the assigning Lender shall retain a Commitment, after giving effect to such assignment, not less than $5,000,000, (other than in the case of an assignment of all of a Lender's interests under this Agreement) in each case unless otherwise agreed by the Borrower and the General Administrative Agent and (iii) no assignment by a Tranche B Lender of any portion of its Tranche B Revolving Credit Commitment shall be permitted unless the assignee of such Tranche B Revolving Credit Commitment either (A) is an Investment Grade Entity or (B) has entered into a Cash Collateral Agreement with the Issuing Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph
(e) of this Section, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

         (d) The General Administrative Agent, on behalf of the Borrower, shall maintain at the address of the General Administrative Agent referred to in
Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the General Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender, an Approved Fund of any Lender, or an affiliate thereof, by the Borrower and the General Administrative Agent) together with payment to the General Administrative of a registration and processing fee of $3,500, the General Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

         (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 11.15, any and all financial information in such Lender's possession concerning the Borrower and its Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries and Affiliates prior to becoming a party to this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         11.7 Adjustments; Set-off. (a) Except to the extent this Agreement or the Intercreditor Agreement provide for payments to be allowed to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Extensions of Credit, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit, or interest thereon such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders (to the extent required by the foregoing clause (i)) provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The General Administrative Agent shall use its best efforts to provide calculations and documentation needed to effect such participations and to arrange a simultaneous closing of such participations.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or Affiliate thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the General Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         (c) Notwithstanding the foregoing provisions of this subsection 11.7, no Lender shall institute any proceeding to collect any amounts owed hereunder or exercise any remedies (including setoff) with respect to the amounts owed to it unless such Lender shall comply with the notice procedures and time periods applicable to the exercise of remedies contained in the Final Order.

         11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the General Administrative Agent.

         11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the General Administrative Agent, and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the General Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. In the event of a conflict between the terms of this Agreement or the Guarantee and Collateral Agreement and the terms of the Intercreditor Agreement, the terms of this Agreement or the Guarantee and Collateral Agreement shall control; provided, that in the event of any such conflict relating to the rights and remedies of the General Administrative Agent and the Lenders, inter se, such provision of the Intercreditor Agreement shall control.

         11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         11.12 Submission To Jurisdiction; Waivers. Each party to this Agreement hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 11.2 or Schedule

1.1C or at such other address of which each Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         11.13 Acknowledgments. The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the General Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the General Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Borrower and the Lenders.

         11.14 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GENERAL ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         11.15 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to its affiliates, the General Administrative Agent or any other Lender, (ii) to any Transferee which agrees to comply with the provisions of this subsection,
(iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, or to direct or indirect contractual counterparts in swap agreements relating to swaps with the Borrower or such contractual counterparties' professional advisors provided that any such contractual counterparty or its professional advisors shall agree to keep such confidential information confidential, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or is currently publicly available or is in the possession of a Lender on a nonconfidential basis or is disclosed to a Lender on a nonconfidential basis by a person who in so doing has not violated a duty of confidentiality owing to the Borrower (vii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (viii) in connection with the exercise of any remedy hereunder